Exhibit 10.38

GROUND LEASE

BETWEEN

The City of Pocatello,

a municipal corporation of Idaho

(“Landlord”)

and

Hoku Materials, Inc.,

a Delaware corporation

(“Tenant”)

as of

March 22, 2007

1.	PREMISES; LEASEHOLD IMPROVEMENTS; CONSENT TO FINANCING.		1

	1.1	Premises.	1

	1.2	Construction of Leasehold Improvements by Tenant.	1

	1.3	Construction of Infrastructure by Tenant; Reimbursement Through TIF.	2

	1.4	Landlord’s Consent to Leasehold Improvement Financing.	2

2.	LEASE TERM; CONSENT; ACCESS.		2

	2.1	Term.	2

	2.2	Pre-Term Access.	3

	2.3	Inspections and Due Diligence.	3

	2.4	Landlord’s Covenant of Quiet Enjoyment.	4

	2.5	No Subordination.	4

3.	RENTAL AMOUNTS.		4

	3.1	Base Rent.	4

	3.2	Payment of Additional Rent.	4

	3.3	Interest on Past Due Amounts.	5

4.	TAXES AND ASSESSMENTS; PRORATIONS.		5

	4.1	Taxes and Assessments on Land and Leasehold Improvements.	5

	4.2	Right to Contest.	5

	4.3	Personal Property Taxes.	6

	4.4	Other Taxes.	6

	4.5	Exclusion From Taxes.	6

	4.6	Prorations.	6

5.	MAINTENANCE.		7

	5.1	Maintenance of Leasehold Improvements.	7

	5.2	Mechanic’s Liens.	7

	5.3	Alteration of Leasehold Improvements.	8

	5.4	Maintenance and Repair; Surrender Condition.	8

	5.5	Right of Entry.	8

6.	USE.		8

	6.1	Use.	8

	6.2	Security for Premises.	9

(CONTINUED)

	6.3	Signage.	9

	6.4	Compliance With Laws.	9

7.	REPRESENTATIONS AND WARRANTIES.		9

	7.1	No Violation.	9

	7.2	Landlord’s Covenants, Representations and Warranties.	10

	7.3	Tenant’s Representations and Warranties.	10

8.	INDEMNIFICATION.		10

	8.1	Tenant Indemnification.	10

	8.2	Landlord Indemnification.	11

9.	INSURANCE.		11

	9.1	General Liability.	11

	9.2	Fire and Extended Coverage.	12

	9.3	Tenant’s Personal Property.	12

	9.4	Policies and Certificate of Insurance.	12

	9.5	Workman’s Compensation.	13

10.	DAMAGE OR DESTRUCTION.		13

	10.1	Obligation to Restore.	13

	10.2	Reconstruction and Repair Requirements.	14

	10.3	Mutual Release.	14

11.	CONDEMNATION.		14

	11.1	Total/Partial Condemnation.	14

	11.2	Temporary Condemnation.	14

12.	OCCUPANCY TRANSACTIONS; TRANSFERS AND SUBLETTING.		15

	12.1	Definitions.	15

	12.2	Restrictions.	16

	12.3	Condition Precedent.	16

	12.4	Procedures.	16

	12.5	No Release of Tenant.	17

	12.6	Documentation and Expenses.	17

	12.7	Nullity.	18

	12.8	Permitted Transfers.	18

	12.9	Leasehold Mortgages.	18

	12.10	Financing of FF&E; Waiver of Landlord’s Lien.	23

	12.11	No Sharing of Bonus Rent.	23

(CONTINUED)

13.	SUBLEASES OF PREMISES BY TENANT.		23

	13.1	Right To Sublet.	23

	13.2	Tenant’s Right to Sublease.	24

14.	TENANT’S DEFAULT.		24

	14.1	Tenant’s Default.	24

	14.2	Cumulative Remedies.	25

	14.3	Tenant’s Right to Possession Not Terminated.	25

	14.4	Termination of Tenant’s Right to Possession.	26

15.	LANDLORD’S DEFAULT.		26

16.	HOLDING OVER.		27

17.	SUBORDINATION.		27

18.	UTILITIES AND SERVICES.		28

19.	ESTOPPEL CERTIFICATES.		28

20.	MISCELLANEOUS PROVISIONS.		28

	20.1	Notices.	28

	20.2	Headings.	29

	20.3	Force Majeure.	29

	20.4	Binding Effect.	30

	20.5	Modifications.	30

	20.6	Applicable Law.	30

	20.7	Partial Invalidity.	30

	20.8	Brokerage Commission.	30

	20.9	Covenants Running with the Land.	30

	20.10	Memorandum of Lease.	30

	20.11	Relationship of the Parties.	31

	20.12	Entire Agreement.	31

	20.13	Sale of Premises.	31

	20.14	Legal Fees and Costs.	31

(CONTINUED)

	20.15	Time.	32

	20.16	Counterparts.	32

	20.17	Waiver.	32

	20.18	Accord and Satisfaction.	32

	20.19	Execution of Lease.	32

	20.20	Tenant’s Good Standing; Due Authorization.	32

	20.21	Diligent Construction.	33

	20.22	Limitation on Landlord’s Liability.	33

	20.23	Joint and Several.	33

	20.24	Landlord’s Title.	33

21.	HAZARDOUS MATERIALS.		34

	21.1	Use, Storage, Handling and Disposal of Hazardous Materials.	34

	21.2	Compliance with Laws.	34

	21.3	Exculpation of Landlord.	34

	21.4	Disclosure and Notification.	34

	21.5	Inspection of Premises.	35

	21.6	Indemnification.	35

	21.7	Remediation.	36

	21.8	Surrender of Premises.	37

	21.9	Definition of Hazardous Materials.	37

	21.10	Hazardous Materials Use by Transferee.	37

EXHIBITS

Exhibit “A”	Legal Description of Premises

Exhibit “B”	Map

Exhibit “C”	Approved Exceptions

Exhibit “D”	Memorandum of Lease

GROUND LEASE

THIS GROUND LEASE (“Lease”) is made as of the 22nd day of March, 2007 by and between THE CITY OF POCATELLO, a municipal corporation of Idaho (“Landlord”), and HOKU MATERIALS, INC., a Delaware corporation (“Tenant”), hereinafter “Party” or “Parties” as appropriate.

THE PARTIES HERETO HEREBY MUTUALLY COVENANT AND AGREE AS FOLLOWS:

1. PREMISES; LEASEHOLD IMPROVEMENTS; CONSENT TO FINANCING.

1.1 Premises.

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, that certain vacant land consisting of approximately sixty-seven (67) acres located near S. Philbin Road, in the County of Bannock, State of Idaho, legally described in attached Exhibit “A” attached hereto as hereinafter provided and depicted on the Map attached as Exhibit “B”, together with all easements which are now or in the future may be appurtenant thereto (“Premises”). Landlord represents and warrants to Tenant that, notwithstanding anything to the contrary on Exhibit C to this Lease, Tenant has a legal right to access the premises from South Philbin Road over an “at grade” railroad crossing (the “Access Right”). In addition, Landlord covenants to use its best efforts to obtain and record one or more easements to the real property described in Exhibit A for ingress, egress, and utilities in form and substance reasonably satisfactory to Tenant (the “Easement”). Landlord acknowledges and agrees that time is of the essence in obtaining and recording the Easement. Landlord represents to Tenant that the Premises, and each of Tenant and all of the Tenant Parties as defined in Section 8.1, as well as their customers and guests shall have non-exclusive ingress and egress to and from the Premises and, except to the extent set forth in this Lease or to the extent that Tenant enters into an agreement with any third party, the Premises shall not be burdened in any manner by any access or other rights granted to any third parties; provided, however, that the foregoing shall not apply to: (i) agreements reached in cooperation with Landlord and other third parties for easement rights for utilities or other similar easements, provided that such agreements and instruments are disclosed prior to the Effective Date and do not materially interfere with Tenant’s use of the Premises for purposes permitted under Section 6.1 below, Tenant’s occupancy of the Premises and do not otherwise materially and adversely increase Tenant’s obligations or decrease Tenant’s rights under this Lease, and (ii) other rights or obligations of Landlord or Tenant which may be contained in this Lease. Tenant agrees to accept possession of the Premises from Landlord on the terms and conditions of this Lease upon the Effective Date hereof subject to (a) all current matters of public record (subject to the provisions in the immediately following paragraph), and (b) all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing and regulating the use of the Premises which exist or which are hereinafter enacted.

1.2 Construction of Leasehold Improvements by Tenant.

Landlord and Tenant acknowledge and agree that Landlord is leasing the Premises to Tenant with the expectation that Tenant shall develop the Premises with a polysilicon manufacturing facility and related improvements, including, without limitation, loading areas, perimeter sidewalks, parking areas, landscaping, trash enclosures and signage (all of such buildings and related improvements, collectively, the “Leasehold Improvements”), all of which development shall be subject to the express terms and conditions of this Lease. For purposes of this Lease, the “Project” means the Premises and such Leasehold Improvements.

1.3 Construction of Infrastructure by Tenant; Reimbursement Through TIF.

Tenant shall cause to be constructed such roadways, railroad lines, power lines, natural gas, sewer, water and utility transmission structures as Tenant reasonably determines are required in connection with the Project (“Infrastructure”), at Tenant’s cost and expense, subject to Tenant’s right under the tax increment financing agreement to be negotiated between the parties prior to the Effective Date (the “TIF Agreement”) to have (i) a portion of the Taxes (as defined in Section 4.1 below) and assessments on the Leasehold Improvements and (ii) costs and expenses incurred by Tenant in connection with the Infrastructure, reimbursed in the manner and amount to be set forth in the TIF Agreement.

1.4 Landlord’s Consent to Leasehold Improvement Financing.

Landlord hereby consents to Tenant’s grant of a security interest in Tenant’s leasehold interest under this Lease in connection with the senior secured credit facility (“Leasehold Improvement Financing”) between Tenant as Borrower and any lender to Tenant (“Lender”), the proceeds of which will be used to fund a portion of the costs and expenses of the Project, and any modification or refinancing thereof. Landlord agrees to execute such further assurances in connection with such Leasehold Improvement Financing and any amendments or refinancing thereof as Lender, or any successive lender, may reasonably require.

2. LEASE TERM; CONSENT; ACCESS.

2.1 Term.

This Lease shall be effective upon the date (“Effective Date”) that the last Party hereto executes this document. The term of this Lease (“Term”) shall expire on December 31, 2106, unless this Lease shall sooner terminate or be extended pursuant to the terms and conditions herein. Notwithstanding anything to the contrary herein, Tenant may terminate this lease and surrender the Premises upon written notice to Landlord, with no further liability to Landlord, at any time prior to Landlord obtaining and recording the Easement; provided, however that if Tenant has commenced Leasehold Improvements, Tenant shall comply with Section 5.4(b) in connection with such termination and surrender of the Premises. For purposes of this Lease, the term “Lease Year” shall mean each calendar year during the Lease Term commencing on the Effective Date.

2.2 Pre-Term Access.

Tenant shall be entitled to enter the Premises at any time following mutual execution of this Lease for purposes of conducting such investigations, tests and/or studies as Tenant deems desirable. Such access to the Premises shall be subject to all terms and conditions of this Lease. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not perform or cause to be performed any tests or studies affecting or relating to the soils or subsurface areas below the Premises or any other portion of the Project without providing prior written notice to Landlord. Tenant hereby indemnifies and holds Landlord harmless from any and all costs, losses, damages or expenses of any kind or nature arising out of or resulting from such activities upon the Premises or Project by Tenant, or its agents, employees or contractors other than to the extent caused by (i) the negligence, willful act or omission of Landlord or Landlord Parties (as defined in Section 8.1 hereof); or (ii) as a result of the discovery by Tenant of a pre-existing condition on the Premises or the Project.

2.3 Inspections and Due Diligence.

Except as otherwise provided herein, Tenant acknowledges and agrees that prior to its execution of this Lease, it has had ample opportunity to inspect the Premises and to perform such due diligence as it deemed appropriate and necessary to satisfy it that the Premises and Project are suitable for its intended use. In connection with Tenant’s due diligence, Landlord and Tenant agree as follows:

(a) Title, Survey, Soils. Prior to the Effective Date, Landlord shall provide to Tenant the following: (a) a current preliminary ALTA report acceptable to Tenant (“Title Report”) from First American Title Company (“Title Company”), showing Landlord as the fee owner of the Premises, together with copies of all easements, covenants, restrictions, agreements or other documents which affect the Premises; (b) a copy of the subdivision map of the Project, if any, and an ALTA survey prepared by a civil engineer that shows the boundaries and location of the Premises as a legal parcel and the locations of all easements, certified by a licensed surveyor or civil engineer licensed in Idaho, in form reasonably acceptable to Tenant and Lender; (c) such soil tests and/or environmental audits as are in Landlord’s possession; and (d) Phase I and Limited Phase II environmental site assessment reports in form and substance satisfactory to Tenant and Lender. Attached hereto as Exhibit “C” is a list of the exceptions approved by Tenant (the “Approved Exceptions”). Tenant shall obtain a commitment for the issuance of an ALTA policy of title insurance issued by the Title Company, insuring the priority of Tenant’s leasehold interest over all matters of record set forth in the preliminary ALTA report other than the Approved Exceptions and a commitment for the issuance of an ALTA lender’s policy of title insurance issued by the Title Company, insuring the priority of Lender’s security interest in Tenant’s leasehold interest over all matters of record set forth in the preliminary ALTA report other than the Approved Exceptions. Landlord shall be liable for the cost of the ALTA leasehold and lender’s policies and all reasonable and customary endorsements thereto.

(b) Permit Approvals and Feasibility Contingencies; Tenant’s Right to Terminate. This Lease is subject to Landlord’s recording the Easement and to Tenant’s ability to obtain the approvals and permits necessary to permit it to construct and operate the Leasehold Improvements (“Required Permits”). Tenant will use commercially reasonable good faith efforts to diligently pursue receipt of the Required Permits. Notwithstanding the nature of the delaying cause (including Force Majeure delays as defined in Section 20.3), in the event that either the Easement has not been recorded by the Effective Date or such Required Permits as are necessary to commence construction of the polysilicon manufacturing facility that is a part of the Leasehold Improvements (the “Preliminary Permits”) have not been obtained during the period between the date of this Lease and December 31, 2010 (“Permit Period”), then Tenant may elect to terminate this Lease upon written notice to the Landlord, and the Parties will be released from further obligations to one another under this Lease, except for those which accrued prior to the date of termination and which by law or the terms of this Lease survive such termination.

2.4 Landlord’s Covenant of Quiet Enjoyment.

Landlord covenants and warrants that, so long as Tenant performs the obligations of Tenant contained herein and is not in default in the performance of any of such terms, conditions, obligations, liabilities, or covenants, Landlord shall not interfere with Tenant’s (and its permitted subtenants’, successors’ and assigns’) free, peaceable, exclusive and quiet use and enjoyment of the Premises, subject to the terms and conditions herein, and subject to: (a) the rights of the Parties as set forth in this Lease; and (b) the Approved Exceptions and any agreements and encumbrances to which this Lease is or will be subordinate in accordance with the provisions of this Lease.

2.5 No Subordination.

Fee title to the Leased Premises is held by Landlord, free and clear of all encumbrances other than the Approved Exceptions. Landlord shall not attempt to grant any right that is superior to Tenant’s rights under this Lease and Tenant shall not be required to subordinate its interest hereunder.

3. RENTAL AMOUNTS.

3.1 Base Rent.

Tenant’s obligation to pay Base Rent for the Premises shall commence on the Effective Date (“Rent Commencement Date”). Beginning on the Rent Commencement Date and thereafter throughout the Term, Tenant shall pay to Landlord as annual base rent (“Base Rent”) for the Premises the sum of One and 00/100 Dollars ($1.00) per Lease Year, payable on each anniversary of the Effective Date, in advance, without any notice, abatement, set-off, demand or deduction whatsoever. Tenant may prepay the Base Rent for the remaining Term in whole or in part at any time. The Base Rent for the first partial Lease Year (since the Effective Date is not January 1) shall be paid upon execution of this Lease.

3.2 Payment of Additional Rent.

Beginning on the Rent Commencement Date, any and all charges and sums other than the payment of Base Rent payable by Tenant under this Lease (including, but not limited to, Tenant’s utility expenses, personal property taxes and Taxes on the Leasehold Improvements pursuant to Section 4.1), shall constitute additional rent hereunder (“Additional Rent”). Except as otherwise expressly provided herein, all costs, expenses, and obligations of every kind or nature whatsoever relating to the Premises, or any improvements thereon which may arise or become due during the Term of this Lease, shall be paid by Tenant as set forth herein. Nothing herein contained shall be deemed to require Tenant to pay or discharge any liens or mortgages of any character whatsoever which may exist or hereafter be placed upon the Premises by an affirmative act or omission of Landlord. Should a rental period commence and/or end on a day other than the first (1st) or last day of a year, then the installment of annual rent for such partial year shall be prorated on the basis of a three hundred and sixty five (365) day year.

3.3 Interest on Past Due Amounts.

Except as provided below, if Tenant shall neglect or fail to pay any amount required to be paid under this Lease by Tenant, and if Landlord pays such amount, Tenant promises to pay to Landlord, in addition to such unpaid amounts, interest upon such unpaid amounts from the date paid by Landlord until the date Landlord receives reimbursement from Tenant, at the rate of six percent (6%) per year (the “Interest Rate”).

4. TAXES AND ASSESSMENTS; PRORATIONS.

4.1 Taxes and Assessments on Land and Leasehold Improvements.

Under no circumstances shall Tenant be responsible for paying real property taxes on the land described in Exhibit “A” (the “Land”). Landlord hereby confirms that the Land is tax exempt as a result of being owned by Landlord. In the event that Landlord were to transfer the fee title to the land to a third party and such transfer were to result in the Land losing its tax exempt status, the owner of fee title to the Land, and Landlord’s successor in interest to the Landlord’s interest under this Lease shall pay any and all real property taxes on such Land directly to the appropriate governmental authority prior to the delinquency date established by the applicable taxing authority. Tenant shall pay one hundred percent (100%) of the real property taxes assessed against the Leasehold Improvements (together with the personal property taxes required to be paid by Tenant pursuant to Sections 4.3 and 4.4 below, the “Taxes”) directly to the appropriate governmental authority prior to the delinquency date established by the applicable taxing authority, subject to Tenant’s right under the TIF Agreement to have a portion of the Taxes and assessments on the Leasehold Improvements reimbursed in the manner and amount set forth in the TIF Agreement. Tenant’s liability to pay such Taxes shall be prorated on the basis of a three hundred sixty-five (365) day year to account for any fractional portion of any calendar year.

4.2 Right to Contest.

Tenant shall have the right to contest the amount or validity of any Taxes payable with respect to the Leasehold Improvements, in whole or in part, by appropriate administrative and legal proceedings, either in its own name, Landlord’s name or jointly with Landlord, without any cost or expense to Landlord and Tenant may postpone payment of any such contested Taxes pending the prosecution of such proceedings and any appeals so long as Landlord’s property interest is not jeopardized. Tenant may elect to pay such Taxes under protest. Landlord shall execute and deliver to the Tenant whatever documents may be reasonably necessary or proper to permit Tenant to so contest any such Taxes or which may be necessary to secure payment of any refund (with respect to a tax year or portion thereof during the Term of this Lease) which may result from any such proceedings.

4.3 Personal Property Taxes.

Tenant shall also pay before delinquency all taxes (including sales and use taxes), assessments, license fees and public charges levied, assessed or imposed upon its business operation as well as upon its merchandise, furniture, fixtures, equipment and other personal property. In the event any such items of property are assessed with property of Landlord, such assessment shall be equitably divided between Landlord and Tenant. In such event, Tenant shall pay Landlord Tenant’s equitable contribution towards such taxes and assessments, in addition to (but not as a component of) any other contributions, personal property taxes, Tenant’s insurance, repairs, maintenance or replacements of personal property or improvements or any other charge under this Lease.

4.4 Other Taxes.

If at any time during the Term of this Lease the methods of taxation prevailing at the execution hereof shall be altered so that in lieu of, or as a supplement to, or a substitution for, the whole or any part of the Taxes now levied, assessed or imposed on the Leasehold Improvements, there shall be levied, assessed or imposed a tax, assessment, levy, imposition or charge, wholly or partially as a capital levy or otherwise, on the rents received therefrom, or a tax, assessment, levy (including but not limited to any municipal, state or federal levy), imposition or charges measured by or based in whole or in part upon the Leasehold Improvements or Premises and imposed upon Landlord, or a license fee measured by the Rent payable under this Lease, then all such taxes, assessments, levies, impositions, charges or the part thereof so measured or based, shall be deemed to be included within the term “Taxes” as defined in Section 4.1, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Taxes, to the extent that any of the foregoing taxes or excises are in lieu of, or in substitution (in whole or in part), for ordinary property Taxes, and the amount of such tax or excise on rents that Tenant is required to pay as “Taxes” under this Section 4.4 will be computed as if the Leasehold Improvements were the only property subject to such taxes and excises.

4.5 Exclusion From Taxes.

Nothing contained in this Lease shall require Tenant to pay any franchise, estate, gift, corporate, inheritance, or succession tax of Landlord or any income, value added, or excess profits tax of Landlord or on the Land.

4.6 Prorations.

In the event of commencement or termination of this Lease at a time other than the beginning or end of one of the specified rental periods, Base Rent and Additional Rent shall be prorated as of the date of commencement or termination, and in the event of termination for reasons other than default and except as otherwise expressly provided in this Lease, all prepaid rent shall be refunded to Tenant.

5. MAINTENANCE.

5.1 Maintenance of Leasehold Improvements.

The Leasehold Improvements and the Premises shall be maintained at the sole cost and expense of Tenant in accordance with Section 5.4, below. Except as otherwise expressly provide in this Lease, Tenant shall further be solely responsible for any and all repairs, alterations and/or corrective work as may be required from time to time after the Effective Date. All such improvements shall be owned by Tenant during the Term and shall be subject to Tenant’s right to remove at the end of the Term.

5.2 Mechanic’s Liens.

Tenant agrees that it will pay or cause to be paid all costs and expenses for work done or caused to be done by it on the Premises and for Leasehold Improvements, and will keep the Premises, the Leasehold Improvements, and Tenant’s leasehold interest free and clear of all mechanic’s, materialmen’s, contractor’s or subcontractor’s liens, and other liens on account of any work done for Tenant or persons claiming under it. No such payment shall be construed as Base Rent or Additional Rent. Tenant agrees to, and shall, indemnify, defend and hold Landlord harmless from and against all liability, loss, damage, costs and attorneys’ fees, and all other expenses by reason of claims of lien of laborers or materialmen or others for work performed or materials or supplies furnished for Tenant or persons validly claiming under it, together with reasonable attorneys’ fees and all costs and expenses incurred by Landlord to negotiate, settle, defend or otherwise protect itself against such claims.

(a) In the event a lien shall be recorded against the Premises on account of work done or caused to be done by Tenant, Tenant shall have the right to contest the same by appropriate action so long as Landlord’s property interest is not jeopardized. If the lien claimant commences foreclosure of the lien, Tenant will have twenty (20) days after commencement of such action in which to (i) cause said lien to be removed or (ii) post a bond or cash deposit equal to one hundred fifty percent (150%) of the amount of the disputed claim with a company or companies reasonably satisfactory to Landlord and thereafter diligently contest the validity of the lien. If Tenant shall fail to cause said lien to be removed or post the bond within said twenty (20) day period, Landlord may (but shall not be so required to), upon an additional five (5) day notice to Tenant, pay the claim giving rise to such lien and any costs associated therewith, and the amounts so paid by Landlord, together with reasonable attorneys’ fees incurred in connection therewith, shall be immediately due and owing from Tenant to Landlord, as Additional Rent, and Tenant shall pay the same to Landlord within twenty (20) days after receipt of an invoice showing the costs incurred, and if not paid within such time period, such costs will bear interest from the dates of Landlord’s payments at the Interest Rate.

(b) Should Tenant receive notice of any claims of lien filed against the Premises or of any action affecting the title to the Premises, Tenant shall immediately give Landlord written notice thereof.

5.3 Alteration of Leasehold Improvements.

Landlord agrees that Tenant may, at its own expense, from time to time during the term hereof, make such alterations, additions and changes in and to the Premises and Leasehold Improvements as Tenant may elect. All work with respect to any alterations, additions and changes must be done in a good and workmanlike manner and diligently prosecuted to completion. Any such changes, alterations and improvements shall be performed and done in accordance with the laws and ordinances relating thereto.

5.4 Maintenance and Repair; Surrender Condition.

(a) Tenant agrees that, at all times from and after the Effective Date, at no cost or expense to Landlord, it will repair, replace and maintain the Leasehold Improvements located on the Premises, and any utility lines located on or under or exclusively serving the Premises, in good, first-class condition and repair, and in accordance with the requirements of any governmental authority or agency having jurisdiction thereof.

(b) Upon any surrender of the Premises, Tenant may remove, but shall not be required to remove, all or any portion of the Leasehold Improvements and shall redeliver to Landlord the Premises and all Leasehold Improvements not removed by Tenant in neat and clean condition free of debris, in good order and state of repair, ordinary wear and tear and casualty excepted, and in compliance with Article 21.

5.5 Right of Entry.

(a) Landlord reserves the right at all reasonable times and upon not less than 48 hours prior written notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees; (iii) show the Premises to prospective tenants during the last twelve (12) months of the Term; (iv) post notices of non-responsibility, (v) perform services required of Landlord; and (vi) perform any covenants of Tenant which Tenant fails to perform (subject to any notice and/or grace periods contained in this Lease). Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes; provided, however, each such entry shall be made in reasonable manner which, to the maximum extent reasonably possible, does not interfere with Tenant’s business operations or security systems or those of Tenant’s subtenants. Further, Tenant shall have the right to accompany Landlord during any such entry (except in the case of an emergency). Nothing herein contained shall imply any duty on the part of Landlord to do any such work which under any provision of this Lease Tenant may be required to do, nor shall it constitute a waiver of Tenant’s default in failing to do the same.

6. USE.

6.1 Use.

Tenant shall have the right to use the Project for any legal use, including, without limitation, the construction and operation of a polysilicon manufacturing facility.

6.2 Security for Premises.

Tenant acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises. Tenant assumes all responsibility for the protection of Tenant, its agents, employees, tenants and invitees, and the property of Tenant and its agents, employees, tenants and invitees, from the action of third parties.

6.3 Signage.

(a) Subject to Tenant’s compliance with applicable codes, zoning ordinances and any other governmental requirements, Tenant may affix and maintain such signs, advertising placards, names, insignia, trademarks and descriptive materials as it may elect.

(b) Tenant acknowledges that the entire cost of installation, maintenance and removal of all Tenant’s signage permitted hereunder shall be borne solely by Tenant and Tenant shall maintain or cause to be maintained all such signage in good and proper condition. All Tenant signs shall at all times be and remain the property of Tenant and may be removed at Tenant’s election, cost and expense at any time on, or prior to, the expiration or earlier termination of the Term of this Lease.

6.4 Compliance With Laws.

Tenant shall comply with all governmental laws, ordinances and regulations now in force, or which may hereafter be in force, applicable to the Premises as a result of Tenant’s use of the Premises and with any order, directive, or certificate of occupancy properly issued as a result of Tenant’s use of the Premises, all at Tenant’s sole expense. In the event of any changes in laws, ordinances or regulations after the Effective Date, Tenant shall be obligated to comply with such changes when and if such compliance is required under the applicable laws, ordinances and regulations. Without limiting the foregoing, Tenant shall be responsible for compliance with all requirements of the Americans with Disabilities Act of 1990 as it may be amended and as supplemented by further laws from time to time. Notwithstanding anything to the contrary contained in this Lease, Tenant’s obligations to comply with governmental laws, ordinances, regulations, orders, or directives relating to Hazardous Materials, as defined in Section 21.9, are governed by Article 21, and not this Section 6.4.

7. REPRESENTATIONS AND WARRANTIES.

7.1 No Violation.

Landlord and Tenant hereby each represent and warrant to the other that their respective performance and compliance with the terms, provisions and conditions of this Lease does not and will not conflict with or result in any violation of any of the terms, conditions, or revisions of an agreement, obligation, judgment, decree, order, statute, rule or regulation applicable to Landlord or to Tenant.

7.2 Landlord’s Covenants, Representations and Warranties.

Landlord hereby covenants, represents and warrants to Tenant that:

(a) Landlord is the owner in fee of the Premises and will not transfer its interest in the Premises without first giving one hundred and eighty (180) days prior notice to Tenant.

(b) Landlord has the full power, right and authority to enter into and execute this Lease.

(c) Those persons whose signatures are hereinafter evidenced on this Lease on behalf of Landlord are duly authorized signatories of Landlord, fully empowered to commit and bind Landlord to those certain terms, covenants and conditions set forth herein for the Term of this Lease.

(d) To Landlord’s actual knowledge, the Premises are not contaminated by any Hazardous Materials as defined in Section 21.9.

(e) To Landlord’s actual knowledge, there are no suits, proceedings, litigation (including zoning or other land use regulation proceedings), condemnation or investigations pending or threatened against or affecting Landlord or the Premises which would prevent Landlord from meeting any of its obligations under this Lease or adversely affect Tenant’s use or occupancy of the Premises or prohibit Tenant from developing or operating the Premises.

(f) To Landlord’s actual knowledge there are no liens, encumbrances, or any other defects in title pertaining to the Premises which are not shown on the Preliminary Title Report, and that documents delivered by Landlord to Tenant are true and correct copies of the originals thereof.

7.3 Tenant’s Representations and Warranties.

Tenant hereby represents and warrants to Landlord that:

(a) Tenant has the full power, right and authority to enter into and execute this Lease; and

(b) Those persons whose signatures are hereinafter evidenced on this Lease on behalf of Tenant are duly authorized signatories of Tenant, fully empowered to commit and bind Tenant to those certain terms, covenants and conditions set forth herein for the Term of this Lease.

8. INDEMNIFICATION.

8.1 Tenant Indemnification.

Tenant agrees to protect, defend, indemnify and hold Landlord and Landlord’s interest in the Premises harmless from and against any and all loss, damage and liability arising from (i) Tenant’s failure to perform and observe its covenants hereunder, (ii) any act or omission of Tenant or its officers, agents, employees, independent contractors, licensees, subtenants and the subtenants’ employees, concessionaires or assignees (collectively, “Tenant Parties”) causing loss or damage to the Premises or the Project or any acts or omissions of patrons or customers of Tenant or any subtenants causing loss or damage to the Premises or the Project, (iii) the occupation, use, possession, conduct or management of the Premises and Project by Tenant or the Tenant Parties or (iv) any work or thing whatsoever done in or on the Premises and Project by Tenant or the Tenant Parties; provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord or its officers, agents, employees, independent contractors, licensees, concessionaires or assignees (collectively, “Landlord Parties”). The provisions of this Article 8 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

8.2 Landlord Indemnification.

Landlord agrees to protect, defend, indemnify and hold Tenant and Tenant’s interest in the Premises and Project harmless from and against any and all loss, damage and liability arising from (i) Landlord’s failure to perform and observe its covenants hereunder, (ii) any act or omission of Landlord or any Landlord Parties causing loss or damage to the Premises or the Project, (iii) any work or thing whatsoever done in or on the Premises or Project by Landlord or Landlord Parties; (iv) any action by a third party, including an action pursuant to a court order or the enforcement of applicable law that restricts or otherwise limits the Access Right; and (v) any actual or alleged violation of the National Historic Preservation Act (16 U.S.C. 470) or other state or federal law concerning the preservation or protection of historic properties; provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Tenant or Tenant Parties. The provisions of this Article 8 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

9. INSURANCE.

9.1 General Liability.

Commencing upon Tenant’s entry upon the Premises and thereafter during the Term of this Lease, Tenant shall carry and maintain commercial general public-liability insurance against claims for personal injury, death or property damage upon or about the Premises and the Leasehold Improvements thereon. The amount of coverage shall be not less than Three Million Dollars ($3,000,000.00) per person, per occurrence. Notwithstanding the foregoing amount of coverage required, Tenant’s coverage hereunder may be part of a blanket or umbrella policy(ies) if the combination of Tenant’s underlying and umbrella or blanket policies meet the coverage requirements hereunder and further contain a per location endorsement (or other similar endorsement reasonably acceptable to Landlord) which would guarantee Landlord the amount of the coverage required herein. In the event that Tenant elects to utilize any blanket or umbrella policy(ies), Tenant’s underlying policy for such coverage shall not be less than One Million Dollars ($1,000,000.00) per person, per occurrence. During any construction, Tenant shall obtain a “course of construction” endorsement to such policies. The policies shall also insure Tenant’s contractual liability under the indemnity provisions of this Lease and contain a cross-liability endorsement. Tenant may carry and maintain during the entire Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 9, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as Tenant may elect.

9.2 Fire and Extended Coverage.

Upon the commencement of construction of the Leasehold Improvements and continuing thereafter during the Term of this Lease, Tenant shall carry and maintain fire and extended coverage (“All-Risks”) insurance on the Premises and Leasehold Improvements located thereon, in an amount not less than the full replacement costs of the Leasehold Improvements. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article 11.

9.3 Tenant’s Personal Property.

During the Term of this Lease, Tenant shall maintain in full force and effect on all Tenant’s Property from time to time in, on or upon the Premises, fire and extended coverage (“All-Risks”) insurance in the amount of the full replacement value thereof. Any policy proceeds shall be used for the repair or replacement of Tenant’s Property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article 11.

9.4 Policies and Certificate of Insurance.

Evidence of all such insurance shall be promptly provided to Landlord upon Landlord’s request. The policies of insurance required under this Article 9 shall be issued by good, responsible companies, qualified to do business in the State of Idaho, with a general policy holders’ rating of at least A and a financial rating of at least Class VIII as rated in the most currently available “Best’s Key Rating Guide”. Tenant shall use commercially reasonable efforts to cause all policies of insurance of Tenant and its subtenants to name, as additional insureds, Landlord and such persons and affiliated entities and lenders of Landlord that are parties in interest or otherwise have an insurable interest, as Landlord may reasonably request. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All policies required under this Lease shall be written as primary coverage not contributing with or being in excess of any other coverage carried by Landlord. Tenant’s coverage hereunder may be part of a blanket or umbrella policy if the same meets the requirements set forth, above. All policies of casualty insurance required hereunder shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss. Each party waives any rights of recovery against the other for injury or loss to property arising from any peril to the extent insured against under any casualty insurance policy carried by it, or required to be carried hereunder. Tenant shall cause the insurance companies issuing property damage insurance to waive any rights of subrogation that such companies may have against Landlord.

9.5 Workman’s Compensation.

Tenant shall carry workman’s compensation insurance in such amounts as are required by applicable law.

10. DAMAGE OR DESTRUCTION.

10.1 Obligation to Restore.

In case of damage to or destruction of the Leasehold Improvements by a risk that is not required to be covered by insurance as set forth in Article 9 of this Lease, the repair costs for which Tenant reasonably believes will be in excess of five percent (5%) of the replacement costs thereof, Tenant shall have the right to terminate this Lease by giving written notice to Landlord within ninety (90) days of such damage or destruction. In case of damage to or destruction of the Leasehold Improvements by a risk required to be covered by insurance as set forth in Article 9 of this Lease, this Lease shall not terminate. If this Lease is not terminated, Tenant shall promptly, restore, rebuild, replace or repair the Leasehold Improvements with improvements of comparable value and quality as existed immediately prior to such damage or destruction. Tenant shall promptly and diligently process applicable insurance claims. Such restoration, repair or rebuilding shall be commenced as promptly as possible following Tenant’s receipt of the proceeds of insurance, and shall thereafter be prosecuted with due diligence. Notwithstanding the foregoing, however, in the case of: (i) damage to or destruction of the Leasehold Improvements during the last five (5) years of the Lease Term that renders them inaccessible or unusable for purposes of conducting Tenant’s business; or (ii) in the event that the reasonable cost estimate to reconstruct the Leasehold Improvements exceeds fifty percent (50%) of the replacement value of the Leasehold Improvements, Tenant may elect to terminate this Lease by giving Landlord written notice of such election within ninety (90) days following the casualty, in which event Tenant shall have no obligation to restore, rebuild, replace or repair the Leasehold Improvements, provided, however, Tenant shall either, at its cost or with the proceeds of casualty insurance, clear the Premises of debris and return the same to a safe and neat and clean condition.

Notwithstanding the foregoing, the proceeds of insurance payable on account of the casualty required to be carried under this Lease, whether actually carried or not (plus the amount of any deductible or self-insured retention level, which will be paid by Tenant) will be the “Restoration Fund.” The Restoration Fund will be made available to pay the costs of such work, in the same manner including, but not limited to, fund control, as proceeds of a construction loan are subject to disbursement.

Tenant will not be required to incur costs for the restoration in excess of the Restoration Fund proceeds, but will cause the Leasehold Improvements, to the extent feasible, to be restored: (i) to a complete architectural unit, (ii) in condition appropriate to permit continuation of Tenant’s business operation, and (iii) to substantially the same value and utility as immediately before the casualty, to the extent feasible (taking into consideration, among other matters, the amount of the Restoration Fund).

10.2 Reconstruction and Repair Requirements.

Tenant shall notify Landlord in writing prior to commencing its plan for reconstruction or repair.

10.3 Mutual Release.

Upon any termination of this Lease under any of the provisions of this Article 10, or Article 2.1, the Parties shall be released thereby without further obligations to the other Party coincident with the surrender of possession of the Premises by Tenant to Landlord, except for financial obligations which have accrued prior to the surrender and remain unpaid and any and all obligations of Landlord or Tenant accruing prior to the date of surrender which by law or through the provisions of this Lease shall survive any termination of this Lease. Furthermore, in the event of termination, all proceeds from insurance policies maintained under Section 9.2 shall be disbursed and paid to Tenant.

11. CONDEMNATION.

11.1 Total/Partial Condemnation.

In case all of the Premises, or such part thereof as shall materially and substantially interfere with Tenant’s and/or its subtenants’ ability to conduct its business upon the Premises, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority; provided, however, that Landlord and Tenant shall each remain liable for financial obligations which have accrued prior to the surrender and remain unpaid and any and all obligations of Landlord or Tenant accruing prior to the date of surrender which by law or through the provisions of this Lease shall survive any termination of this Lease. Tenant’s allocation shall be a sum attributable to the fair market value of Tenant’s interest in the Premises and the fair market value of Tenant’s interest in all Leasehold Improvements.

In the event the amount of property or the type of estate taken shall not materially and substantially interfere with the ability of Tenant and/or its subtenants to conduct its business upon the Premises, Tenant may not terminate this Lease and Landlord shall be entitled to the entire amount of the award relating to Landlord’s fee interest in the Premises without abatement, set-off or deduction for any estate or interest of Tenant, provided, however, Tenant shall be entitled to that portion of an award allocable to the Leasehold Improvements and allocable to the value of Tenant’s leasehold estate. Tenant shall restore the Premises to substantially their same condition prior to such partial taking to the extent of any award proceeds received by Tenant.

11.2 Temporary Condemnation.

In the event of a taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and Rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term. For purposes of this Section 11.2, a “temporary taking” shall be defined as a taking for a period of one hundred eighty (180) days and not beyond the Term.

12. OCCUPANCY TRANSACTIONS; TRANSFERS AND SUBLETTING.

12.1 Definitions.

As used in this Article 12, the following definitions shall apply:

“Transfer” means any voluntary, unconditional and present transfer of some or all of Tenant’s interest, rights and duties in this Lease and/or the Leasehold Improvements and/or Premises, including Tenant’s right to use, occupy and possess the Premises and Leasehold Improvements, but shall not mean (i) Tenant’s delegation of rights and duties to or possession of the Premises by management companies engaged by Tenant, (ii) transfers contemplated or permitted by the governing documents of Tenant or within and between Tenant and its members or shareholders, (iii) a sublease of Tenant’s right to use, occupy and possess the Premises, in whole or in part, including a sub-sublease thereof or any assignment of a sublease or sub-sublease, or (iv) Permitted Transfers, as defined in Section 12.8 below;

“Encumbrance” means any mortgage, deed of trust, pledge, hypothecation, lien, or other security arrangement encumbering Tenant’s interest under this Lease;

“Change of Control” means the transfer by sale, assignment, death, incompetency, trust, operation of law, or otherwise of any shares, voting rights or ownership interest which will result in a change in persons exercising, or who may exercise, effective control of Tenant, unless such change results (i) from a transaction which is excluded from the definition of “Transfer” set forth above, or (ii) from the trading of shares listed on a recognized public stock exchange. If Tenant is a private corporation whose stock becomes publicly held, the transfers of such stock from private to public ownership shall not be deemed a Change of Control;

“Occupancy Transaction” means any Transfer or Change of Control, or other arrangement whereby the identity of the person or persons using, occupying or possessing the Premises or Leasehold Improvement changes, excluding (i) Permitted Transfers, as defined in Section 12.8 below, (ii) Leasehold Mortgages, which are subject to the express provisions of Section 12.9 below, (iii) any financings of furniture, fixtures, equipment and other personal property (“Tenant’s FF&E”) which are subject to the express provisions of Section 12.10 below; and

“Transferee” means the proposed assignee, subtenant, mortgagee, beneficiary, pledgee or other recipient of Tenant’s interests, rights or duties in this Lease or the Premises in the Occupancy Transaction.

“Permitted Transfer” has the definition set forth in Section 12.8 below.

12.2 Restrictions.

(a) Occupancy Transactions Other Than Encumbrances. Tenant shall not enter into, or consent to, an Occupancy Transaction without first procuring Landlord’s written consent, which Landlord shall not withhold unreasonably. The Parties agree, however, that the manner of operation of the Premises and conduct of business thereon by Tenant will have an impact on the quality, reputation and financial condition of the City of Pocatello. Accordingly, the Parties agree that in approving or disapproving of any proposed Occupancy Transaction, it shall not be unreasonable for Landlord to withhold its consent if any of the following situations exist or may exist:

(i) Use. The Transferee’s contemplated use of the Premises following the proposed Occupancy Transaction is not the Permitted Use or a change in use that has been approved by Landlord pursuant to Section 21.10 below regarding Hazardous Materials;

(ii) Business Experience. In Landlord’s reasonable business judgment, the transferee or those to whom Transferee delegates management functions lacks sufficient business reputation or experience to operate a successful business of the type and quality permitted under this Lease;

(iii) Amendment to Lease. The Transferee requests an amendment of this Lease other than the identity of Tenant;

(iv) Breach of Agreements. The proposed Occupancy Transaction would involve a change from the Permitted Use that would breach any covenant of Landlord respecting radius, location, use or exclusivity in any other lease, financing agreement or other agreement relating to the Project or obligation existing as of the Effective Date; or

(v) Financial Strength. The proposed Transferee of Tenant’s obligations hereunder does not demonstrate to Landlord’s reasonable satisfaction sufficient financial strength to meet the monetary obligations of Tenant hereunder, or, in lieu thereof, does not provide reasonable guarantees or security therefor.

12.3 Condition Precedent.

Tenant shall not have the right or power to request Landlord’s consent to, or to enter into, an Occupancy Transaction if there exists an uncured Event of Default, after expiration of any applicable notice and/or grace period, at the time of such request, and/or if Tenant is not in compliance with any of its obligations under this Lease.

12.4 Procedures.

(a) Request for Consent. Should Tenant desire to enter into an Occupancy Transaction, Tenant shall give notice thereof to Landlord by requesting in writing Landlord’s consent to such Occupancy Transaction at least twenty (20) business days before the proposed effective date of any such Occupancy Transaction (and, if such Occupancy Transaction must be approved by Landlord at a city council meeting, then provided that Landlord’s receipt of such request and data occurred at least fifteen (15) business days before a scheduled city council meeting), and shall provide Landlord with the following:

(i) Description of Transaction. A summary of the full particulars of the proposed Occupancy Transaction including its nature, proposed use, effective date, terms and conditions;

(ii) Description of Transferee. A description of the identity, net worth and previous business experience of the Transferee, including copies of Transferee’s latest income statement, balance sheet and change-of-financial-position statements, and certified as accurate by the Transferee;

(iii) Hazardous Materials. A description of the types and quantities of Hazardous Materials, if any, which the Transferee intends to bring onto the Premises; and

(iv) Additional Information. Any further information relevant to the transaction which Landlord shall have requested in writing within ten (10) business days after receipt of Tenant’s request for consent.

(b) Period for Review. Within twenty (20) business days after receipt of Tenant’s request for consent (and, if such Occupancy Transaction must be approved by Landlord at a city council meeting, then provided that Landlord’s receipt of such request occurred at least fifteen (15) business days before a scheduled city council meeting), Landlord shall respond in writing as follows:

(i) Consent to the Occupancy Transaction; or

(ii) Refuse to consent to the Occupancy Transaction, provided that such refusal includes Landlord’s reasonable objections to such Occupancy Transaction.

Landlord’s failure to respond to Tenant’s request within such twenty (20) business day period shall be deemed Landlord’s consent to the Occupancy Transaction.

12.5 No Release of Tenant.

In the event of an Occupancy Transaction that has received Landlord’s prior written consent, Tenant shall not be released therefrom from its obligations under this Lease, notwithstanding the Transferee’s express written assumption of Tenant’s rights and obligations hereunder.

12.6 Documentation and Expenses.

Each Occupancy Transaction to which Landlord has consented shall be evidenced by an instrument made in such written form as is reasonably satisfactory to Landlord and executed by Tenant and Transferee. If such instrument is an assignment, Transferee shall assume and promise to perform all the terms, covenants and conditions of this Lease which are obligations of Tenant.

12.7 Nullity.

Any purported Occupancy Transaction consummated in violation of the provisions of this Article 12 shall, at the written election of Landlord be null and void and of no force or effect.

12.8 Permitted Transfers.

Notwithstanding anything to the contrary contained in this Lease, none of the following (each a “Permitted Transfer”) shall be deemed a Transfer under this Article 12, and no consent of Landlord shall be required in connection with any Permitted Transfer: (i) an assignment Tenant’s rights under this Lease to a transferee which is the resulting entity of a merger or consolidation of Tenant with another entity; (ii) an assignment, or subletting of all or a portion of the Premises, to an affiliate of Tenant (i.e., an entity which is controlled by, controls, or is under common control with, Tenant); (iii) an assignment of Tenant’s interest in this Lease to an entity which continues to operate the Leasehold Improvements for the purpose to which they are being put immediately prior to such assignment; (iv) an assignment of Tenant’s interest in this Lease to an entity which continues to operate the Leasehold Improvements for a use that does not create substantially greater risk of violations of applicable Environmental Laws and that requires the employment of substantially the same number of employees as were required by the operation of the Leasehold Improvements immediately prior to such assignment; and (v) with respect to any sublease approved by Landlord, any assignment, sublease, transfer, change of control or other event or circumstance that by the provisions of such sublease or assignment does not require consent. “Control,” as used in this Section 12.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. Notwithstanding the provisions of this Section 12.8, nothing contained herein shall act to release Tenant from liability under this Lease.

12.9 Leasehold Mortgages.

(a) Definitions. For purposes of this Section 12.9, the following definitions shall be applicable:

(1) “Leasehold Mortgage” shall mean and include a mortgage, a deed of trust, deed to secure debt, including, but not limited to, a purchase money obligation, or other security instrument by which Tenant’s leasehold estate or any portion thereof is mortgaged, conveyed, assigned or otherwise transferred to secure a debt or other obligation.

(2) “Leasehold Mortgagee” shall mean a holder of a Leasehold Mortgage.

(3) “Tenant” shall mean the Tenant under this Lease; a permitted assignee, transferee or subtenant of the Tenant under this Lease; or any further permitted assignee, transferee or subtenant of any permitted assignee, transferee or subtenant of the Tenant under this Lease.

(b) Tenant’s Right To Encumber Leasehold. Tenant may, at any time during the Term of this Lease, or any extension as provided herein, without Landlord’s consent, encumber to any Leasehold Mortgagee by Leasehold Mortgage or other security instrument all of Tenant’s right, title and interest in and to the Leasehold Improvements, this Lease and the leasehold estate hereby created in Tenant; provided, however, that: (i) no Leasehold Mortgage incurred by Tenant pursuant to this Section shall, and Tenant shall not have the power, to incur any encumbrance that will constitute in any way a lien or encumbrance on Landlord’s fee interest in the Premises; (ii) the Leasehold Mortgage and all rights acquired under it shall be subject to each and all of the terms, covenants, conditions and restrictions stated in this Lease, and to all of the rights and interests of Landlord, except as otherwise expressly provided in this Lease. Landlord shall cooperate in including in this Lease by suitable amendment from time to time, any provision which any proposed Leasehold Mortgagee reasonably requests for the purposes of implementing the Leasehold Mortgagee protection provisions contained in this Article and allowing such Leasehold Mortgagee reasonable protection of its Leasehold Mortgage lien in the event of a default by Tenant. Landlord agrees to execute and deliver (and to acknowledge, if necessary, for recording purposes) any document or agreement reasonably necessary to effect any such amendment; provided, however, that any such amendment shall not in any material respect adversely affect any rights of Landlord under this Lease. A Leasehold Mortgagee may enforce its Leasehold Mortgage and acquire title to the leasehold estate in any lawful way and, pending foreclosure of such Leasehold Mortgage, such Leasehold Mortgagee may take possession of and operate the Premises, performing all obligations of Tenant under this Lease arising from and after the date such Leasehold Mortgagee takes possession of the Premises, and upon foreclosure of such Leasehold Mortgage by power of sale, judicial foreclosure, or upon acquisition of the leasehold estate by deed in lieu of foreclosure, the Leasehold Mortgagee may, upon notice to Landlord, sell and assign the leasehold estate hereby created subject to the requirements of this Lease (including subsection (d) below). In no event shall such Leasehold Mortgagee be responsible or liable to Landlord under this Lease unless and until such time as the Leasehold Mortgagee acquires all rights of Tenant under this Lease pursuant to a foreclosure or other proceeding. Notwithstanding any such Leasehold Mortgage, in no event shall Tenant be released from any of its obligations under this Lease (even in the event any Leasehold Mortgagee or any successor acquires title to such leasehold estate).

(c) Request for Notice of Loan Default. Immediately after the recording of any Leasehold Mortgage executed by Tenant containing a “power of sale”, Tenant shall at Tenant’s own cost and expense record in the office of the Bannock County Recorder of the State of Idaho, a written request executed and acknowledged by Landlord for a copy of any notice of sale under such Leasehold Mortgage to be mailed to Landlord at the address specified in the request by Landlord.

(d) Notices to Landlord. If Tenant shall on one or more occasions obtain a purchase money Leasehold Mortgage upon a sale or assignment of the leasehold estate or any portion thereof, or shall mortgage its leasehold estate, the holder of such Leasehold Mortgage shall provide Landlord with notice of such Leasehold Mortgage together with a true copy of such Leasehold Mortgage and the name and address of the Leasehold Mortgagee. Landlord and Tenant agree that, following receipt of the notice from the holder of the Leasehold Mortgage by Landlord, the provisions of this Section 12.9 shall apply with regard to each such Leasehold Mortgage. In the event of any assignment of a Leasehold Mortgage or in the event of a change of address of a Leasehold Mortgagee or of an assignee, notice thereof shall be promptly provided to Landlord, and in no event later than sixty (60) days following such assignment.

(e) Copies of Mortgage Documents. Following Landlord’s request therefor, Tenant shall provide Landlord with copies of the note or other obligation secured by any Leasehold Mortgage and of any other documents pertinent to the Leasehold Mortgage which were not previously provided to Landlord, including conformed copies of all documents of record regarding such Leasehold Mortgage. Tenant shall thereafter also provide Landlord with a copy of each amendment or other modification or supplement to such instruments upon their execution, promptly following Landlord’s request.

(f) Notice of Default or Breach. Landlord, concurrently with the delivery to Tenant of any notice of a default or breach under this Lease, shall provide a copy of such notice to any Leasehold Mortgagee, so long as Landlord has previously been informed of the name and address of such Leasehold Mortgagee in the manner and by the means provided for in Section 20.1 of this Lease and Tenant has previously delivered a copy of such Leasehold Mortgage to Landlord. No such notice by Landlord to Tenant shall be deemed to have been duly given unless and until a copy thereof has been so provided to any Leasehold Mortgagee of which Landlord has notice. Landlord may not terminate this Lease because of Tenant’s default or breach if, within the Cure Period (as provided below), any such Leasehold Mortgagee shall have: (i) cured all defaults or breaches described in said notice which can be cured by the payment of money; or (ii) if any such defaults or breaches are not curable by the payment of money and require possession of the Premises, commenced to cure such defaults or breaches and continue diligently to prosecute the same towards completion (including foreclosure if necessary to gain possession of Premises); provided, however, such Leasehold Mortgagee shall not be obligated to cure any non-monetary default which is not susceptible of cure by such Leasehold Mortgagee. If the Leasehold Mortgagee ceases its effort to cure any such default, fails to keep all Rent, including Base Rent, Additional Rent, insurance premiums and Taxes current, or discontinues the foreclosure proceedings without effecting the cure of such default, then Landlord shall have no further obligation hereunder to forebear the termination of this Lease. The “Cure Period” under this Section 12.9 will commence on receipt of written notice by the Leasehold Mortgagee as to the default or breach by Tenant and end ninety (90) days after the running of any notice or grace period permitted to Tenant in this Lease. Notwithstanding anything to the contrary contained in this Lease, in no event shall any Leasehold Mortgagee be obligated to cure (nor shall any rights of such Leasehold Mortgagee be conditioned upon Leasehold Mortgagee’s cure of) any default under this Lease, unless such Leasehold Mortgagee received written notice of such default within thirty (30) days of the occurrence of such default.

(g) Leasehold Mortgagee’s Right to New Lease. Upon a Leasehold Mortgagee’s request to Landlord within thirty (30) days after such Leasehold Mortgagee’s acquisition of such leasehold, Landlord shall enter into a new lease with such Leasehold Mortgagee covering the Premises covered by the foreclosed Lease if such Leasehold Mortgagee: (i) gives notice of request prior to or concurrently with such termination or foreclosure; (ii) pays all costs resulting from or associated with such new lease (including Landlord’s attorneys’ fees and costs); and (iii) remedies all defaults construed as though this Lease had not been terminated (including, but not limited to, the payment of all Rent, including Base Rent, Additional Rent, insurance premiums, Taxes and all other charges that, but for such termination, would have become due under this Lease up to and including the commencement of the term of such new lease). The new lease shall be for the remainder of the Term of this Lease, effective at the date of termination or foreclosure, and in the form of this Lease, including, but not limited to, payment by such Leasehold Mortgage of the Rent and performance of all of the covenants, agreements, conditions, provisions, restrictions and limitations contained in this Lease (including the restrictions on use contained in Article 6). Any new lease made pursuant to this Section 12.9(g), and any renewal lease entered into with a Leasehold Mortgagee, shall have the same right, title and interest in and to this Lease, the Premises and the Leasehold Improvements thereon as Tenant had under this Lease.

(h) Multiple Leasehold Mortgages. If more than one Leasehold Mortgagee shall make a written request upon Landlord for a new lease in accordance with the provisions of Section 12.9(g) above, then such new lease shall be entered into pursuant to the request of the Leasehold Mortgagee or its designee whose Leasehold Mortgage shall be junior in lien provided: (i) all Leasehold Mortgagees senior in lien shall have been paid all installments of interest and amortization of principal then due and owing to such Leasehold Mortgagees plus all expenses, including reasonable attorneys’ fees, incurred by such senior Leasehold Mortgagees in connection with the termination of this Lease and with the execution and delivery of such new lease; (ii) the new Tenant will assume, in writing, all of the covenants, agreements and obligations on the part of such mortgagor(s), subject nevertheless to the terms and conditions of such senior Leasehold Mortgages (which may contain exculpatory provisions which shall inure to the benefit of such new Tenant); (iii) such new lease shall contain all of the same provisions and rights in favor of and for the benefit of Leasehold mortgagees thereof, as are contained in this Lease, including, but not limited to, the right to obtain a new lease in the event of the termination of said lease, and the right to receive notices of default, and to cure the same, in the same manner as provided in this Lease; and (iv) the senior Leasehold Mortgagees (at no expense to such senior Leasehold Mortgagees or to Landlord) shall have received from the respective title insurance companies insuring the respective senior Leasehold Mortgages and any assignment of rents and other security instruments executed in connection therewith will continue, with respect to such new lease, in the same manner and order of priority of lien as was in existence with respect to this Lease; and thereupon the leasehold estate of the new Tenant created by such new lease shall be subject to the lien of the senior leasehold Mortgages in the same manner and order of priority of lien as was in existence with respect to this Lease.

In the event not all of the foregoing provisions shall have been satisfied by or with respect to any such junior Leasehold Mortgagee, the Leasehold Mortgagee immediately senior in lien to such junior Leasehold Mortgagee shall have paramount rights to the benefits set forth in Section 12.9(b) above, subject nevertheless to the provisions hereof respecting the senior Leasehold Mortgagees, if any. In the event of any dispute as to the respective senior and junior priorities of any such Leasehold Mortgages, the certification of such priorities by a title company doing business in the State of Idaho shall be conclusively binding on all parties concerned. Should there be a dispute among Leasehold Mortgagees as to compliance with the foregoing provisions, Landlord may rely on the affidavit of the most senior Leasehold Mortgagees as to compliance by any junior Leasehold Mortgagee. Landlord’s obligation to enter into a new lease with any junior Leasehold Mortgagee shall be subject to the receipt by Landlord of evidence reasonably satisfactory to it that the conditions of this Section 12.9(h) have been satisfied with respect to each such senior Leasehold Mortgagee.

The right of a senior Leasehold Mortgagee under Section 12.9(g), above, to request a new lease may, notwithstanding any limitation of time set forth above in this Section 12.9(h) be exercised by the senior leasehold Mortgagee within twenty (20) days following the failure of a junior Leasehold Mortgagee to have exercised such right, but no more than sixty (60) days after giving of notice by Landlord of termination of this Lease as set forth in Section 12.9(f), above.

Except as provided in Section 12.9(f), above, if a junior Leasehold Mortgagee shall fail or refuse to exercise the rights set forth in this Section 12.9(h), said senior Leasehold Mortgages, in the inverse order of the seniority of their respective liens, shall have the right to exercise such rights subject to the provisions of this Lease.

(i) Foreclosure Purchasers. For purposes of this Section 12.9, a Leasehold Mortgagee or other acquirer of the leasehold estate of Tenant, pursuant to foreclosure, assignment in lieu of foreclosure or other like proceedings (“Foreclosure Purchaser”) shall be deemed to be subject to and to have agreed to perform all of the terms, covenants and conditions of this Lease on the part of Tenant to be performed hereunder from and after the date of such purchase or assignment, but only for so long as such Foreclosure Purchaser is the owner of the leasehold estate. Any Foreclosure Purchaser may thereafter sell and assign the leasehold estate provided that the purchaser or assignee (i) assumes the performance of all of the terms, covenants and conditions of this Lease, and expressly confirms in writing that the same are in full force and effect; (ii) agrees to use the Premises for its Permitted Use (or such other use as may reasonably be approved by Landlord; and (iii) otherwise satisfies the requirements of this Article 12 and all other provisions of this Lease concerning an assignment hereof. Upon such sale or assignment, the Foreclosure Purchaser shall be relieved of all obligations under this Lease.

(j) Protection of Landlord’s Estate. Despite anything in this Lease to the contrary, the foregoing provisions do not give to any person whatsoever the right to mortgage, hypothecate or otherwise to encumber or to cause any liens to be placed against the fee simple title of Landlord, nor shall said provisions be construed as resulting in a subordination in whole or in part of the fee simple estate of Landlord to any indebtedness of Tenant.

(k) Mortgagee Clauses. A standard mortgagee clause or endorsement naming each Leasehold Mortgagee may be added to any and all insurance policies required to be carried by Tenant hereunder on condition that the insurance proceeds are to be applied in the manner specified in this Lease and each Leasehold Mortgage shall so provide, except that such Leasehold Mortgage may provide in a manner for the disposition of such proceeds, if any, otherwise payable directly to Tenant (but not such proceeds, if any, payable jointly to Landlord and Tenant) pursuant to the provisions of this Lease.

(l) Notice of Proceedings. Landlord shall give each Leasehold Mortgagee whose name and address for notice has been given to Landlord, prompt notice of any legal proceedings between Landlord and Tenant involving the enforcement or declaration of obligations under this Lease. Each Leasehold Mortgagee shall have the right to intervene in any such proceedings and be made a party to such proceedings, and the Parties hereto do hereby consent to such intervention. In the event that any Leasehold Mortgagee shall not elect to intervene or become a party to any such proceedings, Landlord shall give the Leasehold Mortgagee notice of, and a copy of, any award or decision made in any such proceedings, which shall be binding on all Leasehold Mortgagees not intervening after receipt of such notice of such proceedings.

12.10 Financing of FF&E; Waiver of Landlord’s Lien.

Within ten (10) business days after written request from Tenant, Landlord shall execute and deliver any document reasonably required by any supplier, lessor, or lender in connection with the granting, creating, or perfecting by Tenant of a security interest in and to the Leasehold Improvements, Tenant’s leasehold interest under this Lease and/or Tenant’s personal property, and/or any trade fixtures, furniture, fixtures and equipment, inventory, signs or other personal property installed by Tenant, subtenant or Transferee, and any proceeds therefrom, pursuant to which Landlord shall waive, or subordinate, as the case may be, any rights it may have or acquire with respect to such items, and any proceeds therefrom.

12.11 No Sharing of Bonus Rent.

Tenant shall be entitled to retain all consideration it receives in connection with any Permitted Transfer or Occupancy Transaction, and shall not be obligated to pay any portion thereof to Landlord.

13. SUBLEASES OF PREMISES BY TENANT.

13.1 Right To Sublet.

In addition to Tenant’s right, without Landlord’s consent, to enter into any sublease that is a Permitted Transfer, Tenant shall have the right to sublet all or any part of the Premises, provided that: (i) each sublease other than a Permitted Transfer contains a provision satisfactory to Landlord and to each Leasehold Mortgagee having an interest at the time the sublease is executed that requires the subtenant to attorn to Landlord or, in the event of any proceeding to foreclose any Leasehold Mortgage, to the Leasehold Mortgagee, or any person designated in a notice from Leasehold Mortgagee, if Tenant defaults under this Lease and if the subtenant is notified of Tenant’s default and instructed to make subtenant’s rental payments to Landlord or Leasehold Mortgagee or other designee; (ii) Tenant shall not accept, directly or indirectly, more than three (3) months’ prepaid rent from any subtenant; and (iii) Tenant shall not utilize the sublease process to subvert the occupancy transaction provisions concerning assignment and transfer, and Landlord’s rights thereunder as set forth above.

Landlord shall have the right to approve the form of the sublease to be utilized with such subtenants, which approval shall not be unreasonably withheld, delayed or conditioned. The sublease shall require that each subtenant and the sublease associated with such subtenant is subordinate to the terms of this Lease. In the event of any conflict between this Lease and any sublease of Tenant, the provisions of this Lease shall prevail. Tenant agrees that it will provide Landlord with a copy of each sublease for any portion of the Premises upon execution thereof and to the extent the provision of any sublease are in conflict with this Lease the provisions of this Lease shall control.

13.2 Tenant’s Right to Sublease.

Notwithstanding anything to the contrary, Tenant may sublease a portion of the Premises to a subtenant upon the following provisions:

(i) The Sublease shall be documented on a form reasonably acceptable to Landlord;

(ii) Tenant shall provide that information pertaining to such proposed subtenant as described in Sections 12.2(a)(i) and 12.2(a)(iv), as well as Sections 12.4(a) (i) and (ii) (including a description of such subtenant’s use), and Sections 12.4(a)(iii) and 12.4(a)(iv);

(iii) Landlord shall either consent or refuse to consent to such sublease based on commercially reasonable standards and shall do so during the period of time applicable to Landlord’s review of an Occupancy Transaction under Section 12.4(b) above. Landlord’s failure to respond within such period shall constitute Landlord’s consent thereto; and

(iv) It shall be considered commercially reasonable for Landlord to refuse to approve any sublease if in Landlord’s reasonable judgment, the proposed subtenant’s use would violate the permitted use provisions of Section 6.1 above.

14. TENANT’S DEFAULT.

14.1 Tenant’s Default.

Each of the following shall, subject to the notice and cure provisions set forth hereunder with respect thereto, constitute an “Event of Default” by Tenant hereunder:

(a) If Tenant shall fail to make payment of Rent or any other amount due and owing hereunder when and as the same shall become due and payable, and such failure shall continue for a period of ten (10) days following written notice of such default by Landlord to Tenant;

(b) If Tenant shall fail in the performance of or compliance with any of the covenants, agreements, terms, or conditions contained in this Lease and/or its Exhibits, other than that referred to in the foregoing subsection 14.1(a), and such failure shall continue for a period of thirty (30) days following written notice of such failure by Landlord to Tenant, provided that if the nature of such default is such that the same cannot reasonably be cured within a 30-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such 30-day period and thereafter diligently proceeds to rectify and cure said default as soon as possible;

(c) To the extent permitted by law, if a general assignment has been made by Tenant or any guarantor of this Lease for the benefit of creditors, or if there is a filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within sixty (60) days, or in the event of any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within sixty (60) days;

(d) Tenant’s failure to have completed construction of a polysilicon manufacturing facility on the Premises and commenced operation thereof by December 31, 2010; or

(e) Tenant’s abandonment of the Premises. Abandonment shall be deemed to have occurred if, following completion of construction and commencement of operation of the polysilicon manufacturing facility Tenant ceases operations on the Premises for a period of twelve (12) consecutive months.

14.2 Cumulative Remedies.

Upon the occurrence of an Event of Default, Landlord shall have all the remedies set forth in this Article 14 and as provided under Idaho law. These remedies are not exclusive; they are cumulative and in addition to any and all remedies now or later allowed by law or in equity.

14.3 Tenant’s Right to Possession Not Terminated.

Upon the occurrence of an Event of Default, Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations. Landlord can continue this Lease in full force and effect, and this Lease will continue in effect as long as Landlord does not terminate Tenant’s right to possession by written notice thereof to Tenant, and Landlord shall have the right to enforce Tenant’s obligations hereunder and to collect Rent and all other amounts hereunder when due. During the existence of an Event of Default, Landlord can enter the Premises and re-let them, or any part of them, to third parties for Tenant’s account. In such event, Tenant shall be liable immediately to Landlord for all costs Landlord incurs in re-letting the Premises, including, without limitation, broker’s commissions and like costs. Re-letting can be for a period shorter or longer than the remaining Term of this Lease, but Tenant shall only be responsible for broker’s commissions attributable to the remaining Term of this Lease. No act by Landlord allowed by this Section 14.3 shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. If Landlord elects to re-let the Premises as provided in this Section 14.3, the Rent that Landlord receives from re-letting shall be applied to the payment of: first, any indebtedness or other costs and expenses hereunder owing from Tenant to Landlord other than Rent due from Tenant; second, all costs, including for maintenance, incurred by Landlord in re-letting, and third, Rent due and unpaid under this Lease. After deducting the payments referred to in this Section 14.3, any sum remaining from the rent Landlord receives from re-letting shall be held by Landlord (without interest thereon or liability therefor) and applied in payment of future Rent as Rent becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. If, on the date Rent is due under this Lease, the rent received from the re-letting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs, including for maintenance, incurred by Landlord in re-letting that remain after applying the Rent received from the re-letting as provided in this Section 14.3.

14.4 Termination of Tenant’s Right to Possession.

Upon the occurrence of an Event of a Default, Landlord can terminate this Lease and Tenant’s right to possession of the Premises at any time. Termination under the circumstances set forth in this Section will not occur unless and until Landlord provides written notice of termination to Tenant. Acts of maintenance, efforts to re-let the Premises, or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of this Lease or of Tenant’s right to possession. On termination, Landlord has the right, in addition to any and all other rights of Landlord hereunder, in equity, or at law, to recover from Tenant the following:

(a) The worth, at the time of the award, of the unpaid Rent that had been earned at the time of termination of this Lease;

(b) The worth, at the time of the award, of the amount by which the unpaid Rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided;

(c) The worth, at the time of the award, of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided; and

(d) Any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant’s default.

“The worth, at the time of the award,” as used in (a) and (b) of this Section 14.4, is to be computed by allowing interest at the Interest Rate. “The worth, at the time of the award,” as referred to in (c) of this Section 14.4, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

15. LANDLORD’S DEFAULT.

Should Landlord default in the payment of any obligation of Landlord under any mortgage, trust deed, judgment, assessment, tax or other encumbrance affecting the Premises, or fail to perform any obligation of Landlord specified under this Lease, and if such default is not cured by Landlord within thirty (30) days after Tenant has notified Landlord in writing of such default (excepting therefrom the event when Landlord may be in default of a nonmonetary obligation but has undertaken to cure the default and thereafter diligently pursues the cure to completion), Tenant shall have the right, but not be obligated, to pay or discharge any such obligation following delivery to Landlord of an additional written notice of Tenant’s election to do so. Should Tenant elect to pay or discharge any such obligation, Landlord shall, within thirty (30) calendar days from the date of Tenant’s written demand, reimburse Tenant for the reasonable costs incurred by Tenant in connection therewith, including, but not limited to, reasonable attorneys’ fees. Tenant shall supply such documentation regarding Tenant’s costs as Landlord may reasonably request. Tenant’s written demand shall specify and breakdown in reasonable detail the nature of all sums expended. Nothing herein contained shall be interpreted to mean that Tenant is excused from paying Rent due hereunder by reason of any default by Landlord. Tenant will not have the right to terminate this Lease for such default. In the event of such default, Tenant shall have all remedies available under law or equity, including (without limitation) the right of specific performance; provided, however, that in no event shall Landlord be liable under any circumstance to Tenant for any loss of profits arising in connection with such default by Landlord, unless acts within the control of Landlord render Tenant’s use and occupancy impracticable or infeasible. In addition, Landlord will be liable for a late charge and interest at the Interest Rate, on the same basis as provided above for non-payment of Rent.

In the event of a default on the part of Landlord hereunder, Tenant shall give notice to any mortgagee or ground lessor of Landlord which has notified Tenant of its address in the manner provided for notices in this Lease and said mortgagee or ground lessor will have the right to cure Landlord’s defaults under this Article 15. The cure period will commence on notice to such mortgagee of the default and extend for a period ending twenty (20) days after the end of the time period for Landlord to cure a default.

16. HOLDING OVER.

Any holding over by Tenant after this Lease has expired shall, at Landlord’s option, be considered an extension of this Lease on a month to month basis only, on the same terms and conditions set forth herein except for annual Base Rent, which shall thereafter be at the rate of one hundred twenty five percent (125%) of the fair market rental value as determined by an MAI appraiser with at least five years of experience in appraising industrial properties in Idaho, to be selected by Landlord.

17. SUBORDINATION.

This Lease shall (subject to Landlord’s obligation to deliver to Tenant a nondisturbance agreement as provided below) be subject and subordinate to the terms and provisions of the lien of any mortgage or trust deed, now or hereafter in force against the Premises, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying lease, require in writing that this Lease be superior thereto provided, however, no subordination of this Lease to a mortgage or trust deed shall result in Tenant being disturbed in its possession of the Premises or in the enjoyment of its rights under this Lease so long as Tenant is not in default beyond any applicable cure period with respect to its obligations hereunder, and any subordination agreement which Landlord, any mortgagee or beneficiary requests Tenant to execute to effect or confirm such subordination shall so provide. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or trust deed or deed in lieu thereof, to attorn, without any deductions or set-offs whatsoever, to the purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof if requested to do so by such purchaser, and to recognize such purchaser as Landlord under this Lease, provided that Tenant shall not be disturbed in its possession of the Premises or in the enjoyment of its rights under this Lease. Tenant shall, within fifteen (15) days of receipt of such a request by Landlord, execute and deliver to Landlord such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages or trust deeds, ground leases or underlying leases and Tenant’s agreement to attorn, conditioned upon Tenant’s obtaining from such mortgagee or beneficiary a nondisturbance and attornment agreement executed by such mortgagee or beneficiary in form and substance satisfactory to Tenant, that provides, among other things, that, as long as Tenant is not in default hereunder beyond any applicable cure period, this Lease shall remain in effect for the full Lease Term.

18. UTILITIES AND SERVICES.

Tenant agrees to pay all charges for utilities and services used by it at the Project, including, but not limited to, gas, electricity, telephone, sanitary sewer, storm drainage, domestic water, fire protection, water flow and trash collection. Landlord shall not be liable in damages or otherwise for any failure, interruption or lack of availability of any utility or other service. No such failure, interruption or lack of availability shall entitle Tenant to terminate this Lease or withhold or abate Rent or other sums due hereunder.

19. ESTOPPEL CERTIFICATES.

Each Party agrees at any time, and from time to time, upon not less than ten (10) business days’ notice by the other Party to execute, acknowledge and deliver to such Party a statement in writing certifying that: (i) this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications); (ii) whether or not there are then existing any defaults, set-offs or defenses against the enforcement of any of the terms, covenants or conditions hereof upon the part of Tenant to be performed (and if so specifying the same); (iii) the dates to which the Rent and other charges have been paid; and (iv) such other matters as may reasonably be requested, it being intended that any such statement delivered pursuant to this Section may be relied upon by the Parties, their lenders, and any prospective purchaser of the fee or leasehold interest or proposed lender on the security of the fee or leasehold interest of the real property comprising the Premises. The provisions of this Article 19 are hereby deemed to be reciprocal to the extent contextually applicable.

20. MISCELLANEOUS PROVISIONS.

20.1 Notices.

All notices, approvals, requests, demands and other communications permitted or required to be given under this Lease shall be in writing and shall be deemed and duly served or given when actually delivered, if personally delivered (including delivery by Federal Express, Express Mail or other similar overnight courier which confirms delivery in writing), or if sent by certified mail, postage prepaid, return receipt requested, then (a) when delivered to the address of the Party by the U.S. Postal Service, or (b) in the case of refusal to accept delivery or inability to deliver the notice, the date of the attempted delivery or refusal to accept delivery. Such notices shall be addressed to the addresses of the Parties set forth below. Landlord and Tenant may, from time to time by notice to the other, designate another place for receipt of future notices.

To Landlord:	City of Pocatello
911 N. 7th Street
P.O. Box 4169
Pocatello, Idaho 83205-4169

with a copy to:	City Attorney
Attn: Dean Tranmer, Esq.
Email: dtranmer@pocatello.us
Fax No.: 208-239-6986
Telephone No.: 208-232-6149

To Tenant:	Hoku Materials, Inc
At the Premises
Attn: Plant Manager

with a copy to:	Hoku Scientific, Inc
1075 Opakapaka Street
Kapolei, HI 96707-1887 USA
Telephone No.: 808 682 7800

20.2 Headings.

The headings of each of the Articles and Sections of this Lease are for convenience only and do not in any way limit, amplify or otherwise affect the covenants and agreements contained in this instrument.

20.3 Force Majeure.

Except as expressly provided herein, in the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder (excluding Tenant’s obligations to pay Rent or any other amounts due hereunder) by reason of acts of god or inclement weather which Tenant could not reasonably have foreseen, strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations to the extent that they cause delay and are not within Tenant’s control, riots, insurrection, war or other reason beyond their control (financial ability excepted), then performance of such act shall be extended for a period equivalent to the period of such delay (“Force Majeure”).

20.4 Binding Effect.

The provisions of this instrument shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors and assigns, subject to Article 12.

20.5 Modifications.

Any alteration, change or modification of or to this Lease, in order to become effective, shall be made by written instrument or endorsement thereon and in each such instance executed on behalf of each Party.

20.6 Applicable Law.

This Lease shall be governed by, and construed in accordance with, the laws of the State of Idaho. Bannock County District Court shall be the proper venue for any dispute arising in connection with this Lease.

20.7 Partial Invalidity.

If any term, provision, condition or covenant of this Lease or the application thereof to any Party or circumstances shall, to any extent, be held invalid or unenforceable, the remainder of this Lease, or the application of such term, provision, condition or covenant to persons or circumstances under those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

20.8 Brokerage Commission.

The Parties warrant that neither is, or has been, represented by a real estate broker on this transaction and no commissions are, or shall be, owed in connection herewith. Each Party shall indemnify and hold the other Party harmless from and against any and all losses, damages, liabilities, losses, costs and expenses (including, but not limited to, reasonably attorney’s fees and related costs) resulting from any claims that may be asserted against such other Party by any real estate broker, finder or intermediary arising from any act of the indemnifying Party in connection with this Lease.

20.9 Covenants Running with the Land.

All of the covenants, agreements, conditions and restrictions set forth in this Lease are intended to be and shall be construed as covenants running with the land, binding upon, inuring to the benefit of, and enforceable by and against, the Parties and their successors-in-interest.

20.10 Memorandum of Lease.

This Lease shall not be recorded; however, Landlord and Tenant will execute and acknowledge a memorandum of this Lease in the form attached as Exhibit “D”. Tenant shall pay any recording charges or other costs incurred in connection with or as a result of the recordation of the Memorandum of Lease. Other than the original form of Exhibit “D”, when signed by all of the parties thereto, Tenant shall not record any other instrument affecting the Premises or the Project without the prior written consent of Landlord, which consent shall not be reasonably withheld. Tenant shall, upon the expiration or earlier termination of this Lease, execute, acknowledge and deliver to Landlord a quit-claim deed to the Premises.

20.11 Relationship of the Parties.

The provisions of this instrument shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors and assigns, subject to Article 12.

The relationship of the Parties is that of Landlord and Tenant, and it is expressly understood and agreed that Landlord does not in any way, nor for any purpose, become a partner of Tenant or a joint venturer with Tenant in the conduct of Tenant’s business, or otherwise, and that the provisions of any agreement between Landlord and Tenant relating to Rent are made solely for the purpose of providing a method whereby rental payments are to be measured and ascertained.

20.12 Entire Agreement.

This Lease and the other documents referenced herein contains the entire agreement of the Parties with respect to the matters covered hereby, and no other agreement, statement or promise made by any Party, or to any employee, officer, or agent of any Party, with respect to the lease of the Premises which is not contained herein, shall be binding or valid.

20.13 Sale of Premises.

In the event Landlord shall sell, convey, transfer or exchange its fee title to the Premises, Tenant agrees to recognize and attorn to the purchaser or transferee as Landlord hereunder (provided that this Lease and all its terms and conditions are recognized by such purchaser or assignee by execution of a nondisturbance and attornment agreement reasonably satisfactory to Tenant, and provided the transaction is a bona fide sale, not a transfer to avoid liability by Landlord to Tenant) and Landlord shall be and is hereby relieved and released from any liability, under any and all of its covenants and obligations hereunder arising out of any act, occurrence or event arising after such sale, conveyance, transfer or exchange.

20.14 Legal Fees and Costs.

In the event an action or suit is brought by a Party against the other Party to enforce the terms and provisions of this Lease, or the Parties agree to arbitrate a dispute arising out of or related to this Lease, the Party in whose favor final award or judgment is entered shall be entitled to have and recover from the other Party or Parties all costs and expenses of suit or arbitration, including reasonable attorneys’ fees (“Costs”), all of which shall be deemed to have accrued upon the commencement of such action. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of all Costs incurred in enforcing, perfecting and executing such judgment. For the purposes of this Section, Costs shall include, without limitation, attorneys’ fees, costs and expenses incurred in the following: (i) post-judgment motions; (ii) contempt proceedings; (iii) garnishment, levy and debtor and third party examinations; (iv) discovery; and (v) bankruptcy litigation, subject to applicable Idaho law. The provisions contained in this Section 20.14 shall survive the expiration or earlier termination of this Lease, and in the event any action or proceeding is instituted to recover possession of the Premises following the expiration or earlier termination of this Lease, the provisions contained in this Section 20.14 shall be applicable.

20.15 Time.

Time is of the essence with respect to the performance of every provision of this Lease, as well as its Exhibits.

20.16 Counterparts.

At the option of either Party, this Lease may be executed in multiple counterparts, all of which shall be deemed originals.

20.17 Waiver.

No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver be in writing and signed by Landlord or Tenant, as the case may be.

20.18 Accord and Satisfaction.

No payment by Tenant or receipt by Landlord of a lesser amount than the full amount of Rent shall be deemed to be other than on account due under this Lease, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy, whether provided in this Lease or otherwise.

20.19 Execution of Lease.

This Lease shall not be binding until execution and delivery thereof by Landlord and Tenant and the occurrence of the Effective Date.

20.20 Tenant’s Good Standing; Due Authorization.

As of the date of execution of this Lease, Tenant hereby warrants and represents that: (i) Tenant is in good standing as of the date hereof; (ii) Tenant is qualified to do business in Idaho; (iii) the individuals signing on behalf of Tenant have been duly and validly authorized to execute and deliver this Lease and any and all other documents contemplated by this Lease on behalf of such entity; and (iv) this Lease and all documents executed by Tenant are and will be duly authorized, executed, and delivered by such entity, in compliance with all applicable laws. Landlord hereby warrants and represents that: (i) the individuals signing on behalf of Landlord have been duly and validly authorized to execute and deliver this Lease and any and all other documents contemplated by this Lease on behalf of such entity; and (ii) this Lease and all documents executed by Landlord are and will be duly authorized, executed, and delivered by such entity, in compliance with all applicable laws.

20.21 Diligent Construction.

Tenant shall use reasonable efforts to perform or cause Tenant’s contractor to perform all work in the making and/or installation of any repairs, alterations or Leasehold Improvements in a manner so as to avoid any labor disputes which causes or is likely to cause stoppage or impairment of work or delivery services or any other services in the Project. In the event there shall be any such stoppage or impairment as the result of any such labor dispute or potential labor dispute, Tenant shall use reasonable efforts to immediately undertake such action as may be necessary to eliminate such dispute or potential dispute, including, but not limited to: (i) removing all disputants from the job site until such time as the labor dispute no longer exists; (ii) seeking an injunction in the event of a breach of contract between Tenant and Tenant’s contractor; and (iii) filing appropriate unfair labor practice charges in the event of a union jurisdictional dispute.

20.22 Limitation on Landlord’s Liability.

In consideration of the benefits accrued hereunder, Tenant covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by Landlord, Tenant’s sole and exclusive remedy shall be against Landlord’s interest in the Premises, and monetary judgments against Landlord shall be limited to the value of the Premises, and the obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, trustees, officers, staff, council persons or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, directors, trustees, officers, staff, council persons or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease.

20.23 Joint and Several.

If there is or shall be more than one party constituting Tenant, then each of such party’s obligations hereunder shall be joint and several, and any one of them shall act for all others in every regard with respect to this Lease (including, but not limited to, any renewal, extension, expiration, termination or modification hereof).

20.24 Landlord’s Title.

Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

21. HAZARDOUS MATERIALS.

21.1 Use, Storage, Handling and Disposal of Hazardous Materials.

Tenant and/or Tenant Parties shall neither cause nor permit any Hazardous Materials (as such term is defined in Section 21.9) to be used, generated, stored, transported, handled or disposed of in or about the Premises at any time following the Effective Date (such activities are hereinafter referred to as “Environmental Activities”), except in compliance with Hazardous Materials Laws, as defined in Section 21.2 below. This prohibition shall extend to the Tenant Parties and Tenant shall be responsible for assuring compliance by such persons with the foregoing prohibition.

21.2 Compliance with Laws.

Tenant, at its sole cost and expense, shall comply, and shall cause the Tenant Parties to comply, with all federal, state and local laws, ordinances and regulations and all rules, licenses, permits, orders, decrees and judgments relating to Environmental Activities (collectively referred to as “Hazardous Materials Laws”) conducted by Tenant or any of the Tenant Parties on the Project. Tenant’s breach of any of its covenants or obligations under this Article 21 shall constitute a material default under this Lease. The obligations of Tenant under this Article 21 shall: (i) survive the expiration or earlier termination of this Lease without any limitation, (ii) constitute obligations that are independent and severable from Tenant’s covenants and obligations to pay Rent under this Lease, and (iii) inure to the benefit of, and be enforceable by, Landlord, its assignees and successors-in-interest to the Premises.

21.3 Exculpation of Landlord.

Landlord acquired fee title to the Premises on March 7, 2007. Some owners, tenants or prior occupants of the Project and surrounding properties may have used or be using, handling or storing certain Hazardous Materials. The failure of any such persons to comply with applicable laws and procedures could result in a release of Hazardous Materials and contamination to the Project, the soil and groundwater thereunder. In the event of such release, the person causing such release, and not Landlord (except to the extent of Landlord’s negligence, willful acts or omissions), shall be solely responsible for any claim, damage or expense incurred by Tenant by reason of such contamination.

21.4 Disclosure and Notification.

Landlord may, from time to time, but not more often than annually, (each such date being hereafter referred to as a “Disclosure Date”), reasonably request that Tenant disclose to Landlord the names and amounts of all Hazardous Materials other than general supplies referred to in Section 21.1, which were used, generated, treated, handled, stored or disposed of on the Premises or which Tenant intends to use, generate, treat, handle, store or dispose of in, on or about the Premises, for the year prior to and after such Disclosure Date.

Tenant shall immediately advise Landlord in writing of, and provide Landlord with a copy of: (i) any notices of violation or potential or alleged violation of any Hazardous Materials Laws which are received by Tenant from any governmental agency concerned with

Tenant’s or Tenant’s Agent’s Environmental Activities; (ii) any and all inquiry, investigation, enforcement, clean-up, removal or other governmental or regulatory actions instituted or threatened relating to Tenant or the Premises; (iii) all claims made or threatened by any third party against Tenant or the Premises relating to any Hazardous Materials; and (iv) any release of Hazardous Materials in, on or about the Premises or the Project of which Tenant is aware or reasonably believes may have occurred.

21.5 Inspection of Premises.

In the event that Landlord reasonably believes that Tenant is in violation of any of Tenant’s duties or obligations under this Article 21, Landlord may require that Tenant retain a registered environmental consultant (the “Consultant”) reasonably acceptable to Landlord to conduct an investigation of the Premises (“Environmental Assessment”): (i) for Hazardous Materials contamination in, about or beneath the Premises; and (ii) to assess all Environmental Activities on the Premises for compliance with all applicable laws, ordinances and regulations and for the use of procedures intended to reasonably reduce the risk of a release of Hazardous Materials. The Environmental Assessment shall be performed in a manner reasonably calculated to discover the presence of Hazardous Materials contamination and shall be of a scope and intensity reflective of the general standards of professional environmental consultants who regularly provide environmental assessment services in connection with the transfer or releasing of real property. Additionally, the Environmental Assessment shall take into full consideration the past and present uses of the Premises by Tenant or any of the Tenant Parties and other factors unique to the Premises. The cost of the Environmental Assessment shall be paid by Landlord unless Landlord reasonably determines that Hazardous Materials contamination is found to exist as a result of the acts of Tenant or any Tenant Party, in which event the entire cost thereof shall be paid by Tenant as Additional Rent. Tenant shall comply, at its sole cost and expense, with all reasonable recommendations contained in the Environmental Assessment, including any recommendation with respect to the precautions which should be taken with respect to Environmental Activities on the Premises by Tenant or any of the Tenant Parties or any recommendations for additional testing and studies to detect the presence of Hazardous Materials. Tenant covenants to reasonably cooperate with the Consultant and to allow entry and reasonable access to all portions of the Premises for the purpose of Consultant’s investigation.

21.6 Indemnification.

(a) Tenant shall indemnify, defend (with counsel satisfactory to Landlord) and hold Landlord, its directors, officers, employees, agents, assigns and any successors to Landlord’s interest in the Premises, harmless from and against any and all loss, cost, damage, expense (including reasonable attorneys’ fees), claim, cause of action, judgment, penalty, fine or liability directly or indirectly relating to or arising from (i) any Environmental Activity on the Premises by Tenant, Tenant’s subtenants, or any of the Tenant Parties during the Term of this Lease, (ii) any remedial or clean-up work undertaken by or for Tenant, Tenant’s subtenants, any of the Tenant Parties or the directors, officers, employees, assigns, successors or agents of Tenant, Tenant Parties or Tenant’s subtenants in connection with any Environmental Activities or its compliance with Hazardous Materials Laws or (iii) the breach by Tenant, Tenant’s subtenants, any of the Tenant Parties or the directors, officers, employees, assigns, successors or agents of Tenant, Tenant Parties or Tenant’s subtenants of any of the obligations and covenants set forth in this Article 21. Notwithstanding the foregoing, Tenant shall not be required to indemnify Landlord with respect to any Hazardous Materials which were not used, generated, stored, transported, handled or disposed of in or about the Premises by Tenant, Tenant’s subtenants, any of the Tenant Parties or the directors, officers, employees, assigns, successors or agents of Tenant, Tenant Parties or Tenant’s subtenants, such as Hazardous Materials which may migrate onto or under the Premises from another source. Landlord shall have the right but not the obligation to join and participate in any legal proceedings or actions initiated in connection with Tenant’s Environmental Activities. Landlord may also negotiate, defend, approve and appeal any action taken or issued by any applicable governmental authority with regard to contamination of the Premises by Hazardous Materials. Any costs or expenses incurred by Landlord for which Tenant is responsible under this Article 21 or for which Tenant has indemnified Landlord shall be reimbursed by Tenant on demand as Additional Rent.

(b) To the extent that any Hazardous Materials contamination directly affects the Premises, Landlord shall indemnify, defend (with counsel reasonably satisfactory to Tenant) and hold Tenant, its directors, officers, employees and agents harmless from and against any and all loss, cost, damage, expense (including reasonable attorneys’ fees), claim, cause of action, judgment, penalty, fine or liability directly relating to or arising from (i) any Environmental Activity on the Premises by Landlord or any Landlord Parties during the Term of this Lease, (ii) any remedial or clean-up work undertaken by or for Landlord in connection with its Environmental Activities or its compliance with Hazardous Materials Laws on the Premises; provided that Landlord is not performing such remedial or clean up work as a result of (a) any action, negligence, willful act or omission of Tenant, Tenant’s subtenants, any of the Tenant Parties or the directors, officers, employees, assigns, successors or agents of Tenant, Tenant Parties or Tenant’s subtenants, (b) any breach by Tenant, Tenant’s subtenants, any of the Tenant Parties or the directors, officers, employees, assigns, successors or agents of Tenant, Tenant Parties or Tenant’s subtenants, and (iii) the breach by Landlord of any of its obligations and covenants set forth in this Article 21.

21.7 Remediation.

If any Environmental Activities undertaken by Tenant or any of the Tenant Parties result in contamination of the Premises or any other portion of the Project or the soil or groundwater thereunder, subject to Landlord’s prior written approval and any commercially reasonable conditions imposed by Landlord, Tenant shall promptly take all actions required by any governmental authority requiring specific actions, otherwise all commercially reasonable actions, at its sole expense and without abatement of Rent, as are necessary to remediate the affected portion of the Premises and to return the affected portion of the Project, the Premises and the soil and ground water to the condition existing prior to the introduction of the contaminating Hazardous Material as required by then-applicable Hazardous Materials Laws. Landlord’s approval of such remedial work shall not be unreasonably withheld so long as such actions will not cause a material adverse effect on the Premises after expiration of the Term or any material adverse effect on the Project. Landlord shall also have the right to approve any and all contractors hired by Tenant to perform such remedial work. All such remedial work shall be performed in compliance with all applicable laws, ordinances and regulations and in such a manner as to minimize any interference with the use and enjoyment of the Project. Appearance of a Hazardous Material in or about the Premises shall not be deemed an occurrence of damage or destruction subject to the terms of this Lease respecting damage or destruction caused by act of God, force of nature, fire, flood, earthquake or other casualty.

21.8 Surrender of Premises.

Prior to or after the expiration or earlier termination of the Term, Landlord may have an Environmental Assessment of the Premises performed in accordance with Section 21.5. Tenant shall perform, at its sole cost and expense, any clean-up or remedial work recommended by the Consultant which is necessary to remove, mitigate or remediate any Hazardous Materials contamination of the Premises caused by Tenant’s or any of the Tenant Parties’ Environmental Activities, to the satisfaction of the governmental agencies with jurisdiction over such matters. Prior to surrendering possession of the Premises, Tenant shall also remove any personal property, equipment, fixture and/or storage device or vessel on or about the Premises which is contaminated by or which contains Hazardous Materials as a result of Tenant’s or any of the Tenant Parties Environmental Activities.

21.9 Definition of Hazardous Materials.

“Hazardous Materials” shall mean asbestos, any petroleum fuel and any hazardous or toxic substances, material or waste which now is or may become regulated by any local governmental authority, the State of Idaho or the United States Government, including, but not limited to, any material or substance defined as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance,” “hazardous material” or “toxic pollutant” under the Idaho Code Title 39, Health and Safety and/or under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601, et seq. The term “Hazardous Materials” will not include cleaning products, landscape fertilizers and other products in ordinary quantities that are customarily used in the ordinary course of business of operating and maintaining commercial properties (but which will nevertheless be used in compliance with all applicable Hazardous Materials Laws).

21.10 Hazardous Materials Use by Transferee.

If a proposed Transferee’s activities in or about the Project involve the use, handling, storage or disposal of any Hazardous Materials other than those used by Tenant and in quantities and processes similar to Tenant’s uses in compliance with this Lease: (i) it shall be reasonable for Landlord to withhold its consent to such assignment or sublease in light of the risk of contamination posed by such activities unless Tenant satisfies the condition described in the following clause; and/or (ii) Landlord may impose an additional condition to such assignment or sublease which requires Tenant to establish beyond a reasonable doubt that such Transferee’s activities pose no significantly greater risk of contamination to the Premises than do Tenant’s permitted activities in view of the: (a) quantities, toxicity and other properties of the Hazardous Materials to be used by such Transferee, (b) the precautions against a release of Hazardous Materials such Transferee agrees to implement, (c) such Transferee’s financial condition as it relates to its ability to fund a major clean-up and (d) such Transferee’s policy and historical record respecting its willingness to respond to and remediate a release of Hazardous Materials to the satisfaction of the governmental regulatory agencies with jurisdiction over same.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Parties hereto have executed this Lease as of the day and year first above written.

LANDLORD

The City of Pocatello, a municipal corporation of Idaho

By:	/s/ Roger W. Chase
Roger W. Chase
Its:	Mayor

ATTEST:

By:	/s/ Anne Nichols
Anne Nichols, Deputy City Clerk

TENANT

Hoku Materials, Inc., a Delaware corporation

By:	/s/ Darryl Nakamoto
Its:	CFO

EXHIBIT “A”

LEGAL DESCRIPTION:

PARCEL 1:

A PARCEL OF LAND LOCATED IN THE EAST  1/2 OF SECTION 17, AND IN THE WEST  1/2 OF THE WEST  1/2 OF SECTION 16, T 6 S, R 34 E, B.M., BANNOCK COUNTY, IDAHO, SAID PARCEL BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS (ALL ANGLE POINTS BEING MARKED BY A  1/2-INCH DIAMETER REBAR WITH A YELLOW PLASTIC CAP STAMPED “PE/LS 4440”, UNLESS OTHERWISE NOTED):

COMMENCING AT THE WEST  1/4 CORNER OF SAID SECTION 16, SAID CORNER BEING MARKED BY A FOUND 5/8-INCH DIAMETER REBAR WITH NO MARKINGS, SAID REBAR BEING REFERENCED BY A BANNOCK COUNTY BRASS CAP MONUMENT 25 FEET EAST OF THE CORNER;

THENCE S 0°11’07" W ALONG THE WEST LINE OF SECTION 16, 280.55 FEET TO A POINT ON THE SOUTHWESTERLY RIGHT-OF-WAY LINE OF THE OREGON SHORT LINE RAILROAD (NOW OPERATING AS THE UNION PACIFIC RAILROAD), SAID POINT BEING 50 FEET DISTANT, MEASURED AT RIGHT ANGLES, FROM THE CENTERLINE OF THE NO. 1 MAINLINE TRACK (FORMERLY THE WEST BOUND MAINLINE), AND SAID POINT BEING MARKED BY A SET 5/8-INCH REBAR WITH AN ALUMINUM CAP STAMPED “PLS 8075”, SAID POINT BEING THE TRUE POINT OF BEGINNING;

THENCE N 56°36’03" W ALONG THE SOUTHWESTERLY RIGHT-OF-WAY LINE OF THE OREGON SHORT LINE RAILROAD, 2557.86 FEET TO AN ANGLE POINT ON THE NORTHEASTERLY DEED LINE DESCRIBED IN CORPORATION WARRANTY DEED INSTRUMENT NO. 96009187;

THENCE SOUTHEASTERLY ALONG THE SAID NORTHEASTERLY DEED LINE THE FOLLOWING 10 COURSES AND DISTANCES:

S 21°52’28" E, 267.87 FEET TO AN ANGLE POINT; THENCE S 30°43’41" E, 1457.94 FEET TO AN ANGLE POINT; THENCE S 40°27’08" E, 201.74 FEET TO AN ANGLE POINT; THENCE S 54°06’17" E, 336.24 FEET TO AN ANGLE POINT; THENCE S43°50’53" E, 313.03 FEET TO AN ANGLE POINT; THENCE S 55°07’18" E, 664.68 FEET TO AN ANGLE POINT; THENCE S 42°27’08" E, 177.06 FEET TO AN ANGLE POINT; THENCE S 59°48’13" E, 280.11 FEET TO AN ANGLE POINT; THENCE S 71°50’27" E, 699.97 FEET TO AN ANGLE POINT; THENCE S 72°36’36" E, 428.65 FEET TO AN ANGLE POINT ON THE WEST 1/16 LINE OF SECTION 16; THENCE N 0°03’36" E ALONG THE WEST 1/16 LINE OF SECTION 16, 653.00 FEET TO THE SOUTHWEST 1/16 CORNER OF SAID SECTION 16, SAID CORNER BEING MARKED BY A 6-INCH DIAMETER STEEL FENCE CORNER POST;

THENCE S 89°05’05" W ALONG THE SOUTH 1/16 LINE OF SECTION 16, 43.11 FEET TO A POINT ON THE SOUTHWESTERLY DEED LINE DESCRIBED IN INSTRUMENT NO. 27678, SAID POINT BEING MARKED BY A SET 5/8-INCH DIAMETER REBAR WITH AN ALUMINUM CAP STAMPED “PLS 8075”;

THENCE N 56°36’03" W ALONG SAID SOUTHWESTERLY DEED LINE, 1519.62 FEET TO A POINT ON THE WEST DEED DESCRIBED IN SAID INSTRUMENT NO. 27678, SAID POINT ALSO BEING ON THE WEST LINE OF SECTION 16, AND SAID POINT BEING MARKED BY A SET 5/8-INCH DIAMETER REBAR WITH AN ALUMINUM CAP STAMPED “PLS 8075”; THENCE N 0°11’17" E ALONG THE WEST LINE OF SAID SECTION 16, 179.29 FEET TO THE TRUE POINT OF BEGINNING.

Exhibit “A”

EXHIBIT “B”

MAP

in the Bannock County Recorder's office: 609669, 6349, 782026, 782031, 813269, 813270.

- Field notes and plat of the US Government Land Office by David P. Thompson in 1875
- Bannock County survey map of "Old Oregon Trail, Sectio T6S, R34E, June 25, 1927"
- Bannock County survey map of "Section 17, T6S, R34E, 1925" by W.H. Hall, County Surveyor
- Field notes and plat of the US Bureau of Land Managem survey by Peter C. Oswald in 1978
- Record of Survey plat by Northwestern Eng., inst. #63181
- Record of Survey by Bithell Engineering, inst. #796135
- Record of Survey plat by Shurtliff Eng., inst. #91015683

2. All bearings and distances are measured unless otherwise n

3. The location of the Portneuf River is approximate (as scale the USGS Quad sheets) and shown for illustration purposes

6-34
Sections 16 + 17
Scale: 1" = 500.0'
"TODD"
S56°36'03"E 1337.21'
28.16'
N33°23'57"E
20.00'
Inst. #30742
S56°36'03"E
141.66'
S21°52'28"E
267.87'
E½ NW¼
Northeasterly bank of canal
S56°36'03"E
630.17'
N00°25'08"E
2616.50'
2249.67'
N00°32'30"E
2622.59'
S56°36'03"E
50.0'
70'
71.3 Acres ± Remainder from Inst. #'s 438900 & 895686
S30°43'41"E
1457.94'
N89°17'03"W
1303.60'
1303.50' (R-BLM)
N89°30'W, 1306.73' (R-BLM)
N89°17'10"W
N89°48'W (R-BC)
2626.73'
1320.00' (R-BLM)
SEC. 17
SEC. 16
"RP 25"
E¼ Cor. Section 17 Inst. #609669
C¼ Corner Section 17
W¼, LCL Section 17
S40°27'08"E
201.74'
S54°06'17"E
336.24'
S43°50'53"E
313.03'
℄ No. 1 Mainline (formerly Westbound Mainline)
Inst. #27678
Lands of Michaud Creek Ranches, Inc. Inst. #'s 438900 & 895686
266.6 Acres ±
1311.38'
S00°33'05"W
N00°19'25"E
1314.03'
S42°27'08"E
177.06'
S55°07'18"E
664.68'
S59°48'13"E
280.11'
S72°36'36"E
428.65'
S71°50'27"E
699.97'
SW¼ Cor. Section 16 Inst.
1301.46'
S00°03'36"W
183.14'
N59°39'12"W
189.75'
S¼ MCL Sec. 17
1311.96'
N89°10'17"W
N89°24'W 1318.68' (R-BLM)
SE¼ Cor. Section 17
SW¼ SE¼ U.S.A.
1311.08'
S00°32'09"W
N00°19'06"E
1313.58'
Approx. location Portneuf River
N00°23'25"E
N81°05'17"W
411.84'
S20°38'28"W
232.42'
S69°36'19"E
695.85'
S00°03'36"W
165.00'
2629.42'
P.O.B.
1285.41'
S89°03'50"E
1316.86'
1327.37'
N88°29'38"E
W¼, S-Line Section 17
N89°35'22"W
S¼ Corner Section 17 Inst.
1316.97'
E¼, S-Line Section 17
N89°03'39"W
SE Corner Section 17
S88°29'39"W
W¼, S-Line Section 16
1327.37'
S¼ Corner Section 16
1285.68' (R-BLM)
1316.70' (R-BLM)
Premises

Exhibit “B”

EXHIBIT “C”

APPROVED EXCEPTIONS

1.	Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.

2.	Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

3.	Easements, claims of easement or encumbrances which are not shown by the public records.

4.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by public records.

5.	(A) Unpatented mining claims; (B) Reservations or exceptions in patents or in Acts authorizing the issuance thereof; (C) Water rights, claims or title to water; whether or not the matters excepted under (A), (B) or (C) are shown by the public records.

6.	Any lien, or rights to a lien, for services, labor or materials theretofore or hereafter furnished, imposed by law and not shown by the public records.

7.	2007 taxes are an accruing lien not yet due or payable.

8.	Any claim arising from the difference in the mean high water line of the Portneuf River and the meander line as shown by the Original Government Survey.

9.	Lack of a right of access to and from said land.

10.	Easement for Communication Facilities granted to Mountain States Telephone and Telegraph Company, recorded April 5, 1916 in Book 31 , Page 40. (Affects Section 17).

11.	Easement for Power Lines granted to Idaho Power Company, recorded November 1, 1929 in Book 62 , Page 408. (Affects Section 17).

12.	Easement for Pole Lines granted to Mountain States Telephone and Telegraph Company, recorded May 25, 1940 in Book 80 , Page 386. (Affects Sections 16 and 17).

13.	Easement for Ingress and Egress granted to American Telephone and Telegraph Company of Wyoming, recorded October 28, 1941 in Book 84 , Page 521. (Affects Sections 16 and 17).

14.	Easement for Power Lines granted to Idaho Power Company, recorded March 2, 1950 in Book 108 , Page 126. (Affects Section 16).

15.	Easement for Power Lines granted to Idaho Power Company, recorded March 2, 1950 in Book 108 , Page 153. (Affects Section 16).

16.	Easement for Sewer Lines and Water Lines granted to City of Pocatello, recorded October 15, 1958 as Instrument No. 337333. (Affects Sections 16 and 17).

17.	Easement for Passage and deposit of dust vapors, smoke, fumes, gases, chemicals, minerals, compounds, particulates fluoride in gaseous or particulate form or other elements or substances discharged granted to Food Machinery and Chemical Corporation, recorded February 10, 1959 as Instrument No. 341195. (Affects Sections 16 and 17).

18.	Easement for Passage and deposit of dust vapors, smoke, fumes, gases, chemicals, minerals, compounds, particulates fluoride in gaseous or particulate form or other elements or substances discharged granted to J. R. Simplot Company, recorded February 12, 1959 as Instrument No. 341301. (Affects Sections 16 and 17).

19.	Easement for Passage and deposit of dust vapors, smoke, fumes, gases, chemicals, minerals, compounds, particulates fluoride in gaseous or particulate form or other elements or substances discharged granted to FMC Corporation, recorded January 4, 1974 as Instrument No. 517667.

20.	Easement for Passage and deposit of dust vapors, smoke, fumes, gases, chemicals, minerals, compounds, particulates fluoride in gaseous or particulate form or other elements or substances discharged granted to J. R. Simplot Company, recorded January 21, 1974 as Instrument No. 518204.

21.	Easement for water lines for transmission of domestic or industrial water granted to City of Pocatello, recorded June 12, 1980 as Instrument No. 648938.

22.	All matters, and any rights, easements, interests or claims which may exist by reason thereof, disclosed by an ALTA/ACSM survey made by A&E Engineering, Inc. on March 6, 2007, designated Job No. 2007-008.

EXHIBIT “D”

RETURN RECORDED DOCUMENT TO:

Hoku Scientific, Inc.

Attn: Ken Shimada

1075 Opakapaka Street

Kapolei, HI 96707-1887

MEMORANDUM OF GROUND LEASE

THIS MEMORANDUM OF GROUND LEASE (“Memorandum”) is deemed made the 22nd day of March, 2007, between THE CITY OF POCATELLO, a municipal corporation of Idaho (“Landlord”), and HOKU MATERIALS, INC., a Delaware corporation (“Tenant”), with reference to the following facts:

A. Landlord is the owner of that certain real property located near S. Philbin Road, in the County of Bannock, State of Idaho, depicted on the Map attached hereto as Schedule “1” and legally described in attached Schedule “2” together with all easements which are now or in the future may be appurtenant thereto (“Premises”).

B. Landlord desires to lease the Premises to Tenant, and Tenant desires to lease the Premises from Landlord, all subject to the terms and provisions of this Memorandum.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	Lease of the Premises. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord for a term of approximately ninety-nine (99) years commencing on the Effective Date, and terminating on December 31, 2106, all subject to and on terms and conditions more fully set forth in that certain Ground Lease executed by and between Landlord and Tenant and dated as of the Effective Date (the “Ground Lease”). The Ground Lease is incorporated herein by this reference. In the event of any inconsistency between the terms and conditions of this Memorandum and the terms and conditions of the Ground Lease, the terms and conditions of the Ground Lease shall govern and control.

IN WITNESS WHEREOF, the parties have executed this Memorandum, as of the day and year first above written.

LANDLORD

THE CITY OF POCATELLO, a municipal corporation of Idaho

By:
Roger W. Chase

Its:	Mayor

ATTEST:

Anne Nichols, Deputy City Clerk

TENANT

Hoku Materials, Inc., a Delaware corporation

By:
Its:

STATE OF IDAHO	)
ss:
County of Bannock	)

On this ______ day of March, 2007, before me, the undersigned, a Notary Public for the State, personally appeared Roger W. Chase and Anne Nichols, known to me to be the Mayor and Deputy City Clerk of the City of Pocatello, respectively, and acknowledged to me that they executed the foregoing instrument for and on behalf of said municipal corporation and that said municipal corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the date and year in this certificate first above written.

NOTARY PUBLIC FOR IDAHO Residing in Pocatello, Idaho My commission expires: ______________

STATE OF __________	)
ss:
County of ___________	)

On this ______ day of March, 2007, before me, the undersigned, a Notary Public for the State, personally appeared _______________________, known to me or proved to me to be the __________________________ of Hoku Materials, Inc., and, being duly sworn, acknowledged to me that he executed the foregoing instrument by authority of said corporation and that such corporation executed the same.

NOTARY PUBLIC FOR _____________ Residing in _________________________ My commission expires: ______________